UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2004

SMTC Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address, of principal executive offices, including zip code)

(905) 479-1810

(Registrant’s Telephone number including area code)

Page 1 of 64.

Item 5.    Other Events and Required FD Disclosure.

In light of the successful completion of the recapitalization of SMTC Corporation (the “Company”) on June 1, 2004, the Company revised (a) its consolidated financial statements for the year ended December 31, 2003 solely to update Note 20, Subsequent Events, to reflect the approval and closing of such recapitalization (the “December Financial Statements”) and (b) its consolidated financial statements for the fiscal quarter ended April 4, 2004 solely to add Note 11, Subsequent Events, to reflect the approval and closing of such recapitalization (together with the December Financial Statements, the “Financial Statements”). KPMG LLP, the Company’s independent registered public accounting firm, also revised their audit report covering the December Financial Statements to reflect the change to Note 20 regarding the approval and closing of the recapitalization (the “Audit Report”). No other changes were made to the Audit Report or the Financial Statements. The text of the Audit Report and the Financial Statements reads in its entirety as follows:

SMTC CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of SMTC Corporation

We have audited the accompanying consolidated balance sheets of SMTC Corporation and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, changes in shareholders’ equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 2003. In connection with our audits of the consolidated financial statements, we also have audited the related financial statement schedule. These consolidated financial statements and the related financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has incurred significant recurring losses and has a significant working capital deficiency due to the maturity of the Company’s debt on October 1, 2004. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s actions in regard to these matters, including a proposed recapitalization, are also described in note 1. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 3(q) to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/    KPMG LLP

Chartered Accountants

Toronto, Canada

February 6, 2004, except

as to note 20(a) which is

as of March 3, 2004 and

as to note 20(b) which is

as of June 2, 2004.

SMTC CORPORATION

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars)

December 31, 2002 and 2003

	2002	2003
Assets
Current assets:
Cash and cash equivalents	$370	$167
Accounts receivable (note 4)	57,398	41,318
Inventories (note 5)	38,362	31,463
Prepaid expenses	2,611	1,922
Income taxes recoverable	841	—

	99,582	74,870

Capital assets (note 6)	43,677	30,805
Other assets (note 7)	13,378	3,088
Deferred income taxes (note 9)	34,325	—

	$190,962	$108,763

Liabilities and Shareholders’ Equity (Deficiency)
Current liabilities:
Accounts payable	$56,165	$40,565
Accrued liabilities	33,814	18,843
Income taxes payable	—	355
Current portion of long-term debt (note 8)	17,500	70,077
Current portion of capital lease obligations (note 8)	257	193

	107,736	130,033

Long-term debt (note 8)	65,089	—
Capital lease obligations (note 8)	176	35

Shareholders’ equity (deficiency):
Capital stock (note 10)	66,802	55,911
Warrants (note 10)	1,255	1,523
Loans receivable (note 10)	(5)	(5)
Additional paid-in capital (note 10)	163,360	174,483
Deficit	(213,451)	(253,217)

	17,961	(21,305)
Future operations (note 1)
Commitments, contingencies and guarantees (note 13)
United States and Canadian accounting policy differences (note 19)
Subsequent events (note 20)

	$190,962	$108,763

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Consolidated Statements of Operations

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

	2001	2002	2003
Revenue	$528,169	$525,175	$306,121
Cost of sales, including restructuring and other charges (note 17)	557,669	504,920	279,497

Gross profit (loss)	(29,500)	20,255	26,624
Selling, general and administrative expenses (note 17)	38,780	24,175	18,780
Amortization (note 17)	9,518	2,538	4,062
Restructuring and other charges, including the write-down of intangible assets (note 17)	41,843	30,364	1,002

Operating earnings (loss)	(119,641)	(36,822)	2,780
Interest (note 8)	9,281	8,297	5,113

Loss before income taxes, discontinued operations and the cumulative effect of a change in accounting policy	(128,922)	(45,119)	(2,333)
Income taxes (recovery) (note 9):
Current	2,184	(48)	686
Deferred	(30,973)	(1,170)	34,325

	(28,789)	(1,218)	35,011

Loss from continuing operations	(100,133)	(43,901)	(37,344)
Loss from discontinued operations (note 18)	(4,678)	(8,502)	(2,422)
Cumulative effect of a change in accounting policy (note 3(q))	—	(55,560)	—

Loss for the year	$(104,811)	$(107,963)	$(39,766)

Loss per share (note 16):
Basic loss per share from continuing operations	$(3.50)	$(1.53)	$(1.30)
Loss per share from discontinued operations	(0.16)	(0.30)	(0.09)
Loss from the cumulative effect of a change in accounting policy per share	—	(1.93)	—

Basic loss per common share	$(3.66)	$(3.76)	$(1.39)

Diluted loss per common share	$(3.66)	$(3.76)	$(1.39)

Weighted average number of common shares outstanding:
Basic	28,608,072	28,689,779	28,689,779
Diluted	28,608,072	28,689,779	28,689,779

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Consolidated Statements of Changes in Shareholders’ Equity (Deficiency)

(Expressed in thousands of U.S. dollars)

Years ended December 31, 2001, 2002 and 2003

	Capital stock	Warrants	Treasury stock	Loans receivable	Additional paid-in capital	Deficit	Total shareholders’ equity (deficiency)
	(note 10)	(note 10(d))
Balance, December 31, 2000	$77,427	$367	$—	$(27)	$151,396	$(677)	$228,486
Warrants issued	—	—	—	—	659	—	659
Warrants exercised	4	(367)	—	—	363	—	—
Options exercised	—	—	—	—	313	—	313
Conversion of shares from exchangeable to common stock	(8,935)	—	—	—	8,935	—	—
Repayment of loans receivable	—	—	—	14	—	—	14
Loss for the year	—	—	—	—	—	(104,811)	(104,811)

Balance, December 31, 2001	68,496	—	—	(13)	161,666	(105,488)	124,661
Warrants issued	—	1,255	—	—	—	—	1,255
Conversion of shares from exchangeable to common stock	(1,694)	—	—	—	1,694	—	—
Repayment of loans receivable	—	—	—	8	—	—	8
Loss for the year	—	—	—	—	—	(107,963)	(107,963)

Balance, December 31, 2002	66,802	1,255	—	(5)	163,360	(213,451)	17,961
Conversion of shares from exchangeable to common stock	(10,891)	—	—	—	10,891	—	—
Warrants issued	—	268	—	—	—	—	268
Warrants to be issued	—	—	—	—	232	—	232
Loss for the year	—	—	—	—	—	(39,766)	(39,766)

Balance, December 31, 2003	$55,911	$1,523	$—	$(5)	$174,483	$(253,217)	$(21,305)

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Consolidated Statements of Cash Flows

(Expressed in thousands of U.S. dollars)

Years ended December 31, 2001, 2002 and 2003

	2001	2002	2003
Cash provided by (used in):

Operations:
Loss for the year	$(104,811)	$(107,963)	$(39,766)
Items not involving cash:
Amortization	9,518	2,538	4,062
Depreciation	12,102	11,629	8,037
Deferred income taxes	(30,973)	(1,170)	34,325
Loss (gain) on disposition of capital assets	30	(5)	(25)
Impairment of assets (note 17)	6,474	8,876	37
Non-cash charges included in loss from discontinued operations (note 18)	—	—	3,461
Discount on prepayment of shareholder loans (note 7)	—	—	389
Gain on disposal of assets previously written down (note 17)	—	—	(293)
Write-down of goodwill and intangible assets	17,765	55,560	—
Change in non-cash operating working capital:
Accounts receivable	113,375	23,976	14,178
Inventories	110,921	42,538	5,857
Prepaid expenses	(468)	1,419	633
Income taxes recoverable/payable	(6,455)	156	1,196
Accounts payable	(85,087)	(16,510)	(14,200)
Accrued liabilities	(14,061)	13,726	(12,428)

	28,330	34,770	5,463
Financing:
Increase in long-term debt	14,492	—	—
Repayment of long-term debt	(7,500)	(40,208)	(12,512)
Principal payments on capital lease obligations	(354)	(171)	(205)
Loans to shareholders (note 7)	(5,236)	—	—
Prepayment of loans to shareholders (note 7)	—	—	3,795
Proceeds from issuance of common stock	313	—	—
Repayment of loans receivable	14	8	—
Debt issuance costs	(1,500)	(3,731)	—

	229	(44,102)	(8,922)
Investments:
Purchase of capital assets	(19,119)	(2,788)	(167)
Proceeds from sale of capital assets	89	137	335
Proceeds from disposition of discontinued operations (note 18)	—	—	3,058
Other	(124)	250	30

	(19,154)	(2,401)	3,256

Increase (decrease) in cash and cash equivalents	9,405	(11,733)	(203)
Cash and cash equivalents, beginning of year	2,698	12,103	370

Cash and cash equivalents, end of year	$12,103	$370	$167

Supplemental cash flow information (note 12)

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

1.    Future operations:

The accompanying consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for a reasonable period of time. As a consequence, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

SMTC Corporation (the “Company”) has incurred significant losses in fiscal 2001, 2002 and 2003, including costs associated with the restructuring of its operations resulting in a deficiency in shareholders’ equity at December 31, 2003. The Company’s long-term debt has been classified as a current liability at December 31, 2003 due to the maturity of the debt on October 1, 2004 (note 8), resulting in a significant working capital deficiency as at December 31, 2003. In addition, the Company believes that it is unlikely that it will be in compliance with the existing financial covenants in the current credit agreement in the second quarter of 2004. Should the Company not be able to refinance the debt, subject to reasonable and achievable covenants, the Company expects that it will not be able to satisfy its indebtedness and other obligations. If the Company is unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure the indebtedness. Substantially all of the Company’s assets have been pledged to the lenders as collateral for the Company’s obligations under the senior facility.

On February 17, 2004, the Company announced a proposed recapitalization, as described in note 20. The effect of this recapitalization would be to lower the Company’s overall indebtedness by approximately $37,000, extend the term of the majority of the remaining indebtedness and provide additional liquidity. The proposed transactions are subject to the receipt of all necessary shareholder, regulatory and stock exchange approvals and definitive agreements and other customary conditions. The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities in the normal course of business is dependent upon the Company being able to refinance its existing debt as described above. However, there can be no assurance that the Company will complete the proposed recapitalization and, accordingly, may not have sufficient working capital to fund future operations.

These consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern basis was not appropriate for these financial statements, then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenue and expenses, and the balance sheet classifications used.

2.    Nature of the business:

The Company is a worldwide provider of advanced electronics manufacturing services to original equipment manufacturers. The Company services its customers through manufacturing and technology centres located in the United States, Canada and Mexico. With the closure of the Donegal facility in 2003 (note 17), the Company no longer has an operating facility in Europe.

The Company’s accounting principles are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and, except as outlined in note 19, are, in all material respects, in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”).

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies:

(a)    Basis of presentation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances are eliminated on consolidation.

(b)    Use of estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the year. Significant estimates include, but are not limited to, the allowance for doubtful accounts, inventory valuation, deferred tax asset valuation allowance, restructuring accruals, the useful lives of capital assets and impairment of long-lived assets. Actual results may differ from those estimates and assumptions.

(c)    Revenue recognition:

Revenue is derived primarily from the sale of electronics equipment that has been built to customer specifications. Revenue from the sale of products is recognized when goods are shipped to customers since title has passed to the customer, persuasive evidence of an arrangement exists, performance has occurred, all customer-specified test criteria have been met and the earnings process is complete. The Company has no significant obligations after product shipment other than its standard manufacturing warranty. In addition, the Company has contractual arrangements with the majority of its customers that require the customer to purchase unused inventory that the Company has purchased to fulfill that customer’s forecasted manufacturing demand. Revenue from the sale of excess inventory to the customer is recognized when the inventory is shipped to the customer. The Company also derives revenue from engineering and design services. Service revenue is recognized as services are performed.

(d)    Cash and cash equivalents:

Cash and cash equivalents include cash on hand and deposits with banks with original maturities of less than three months.

(e)    Allowance for doubtful accounts:

The Company evaluates the collectibility of accounts receivable and records an allowance for doubtful accounts, which reduces the accounts receivable to the amount management reasonably believes will be collected. A specific allowance is recorded against customer receivables that are considered to be impaired based on the Company’s knowledge of the financial condition of its customers. In determining the amount of the allowance, the Company considers factors, including the length of time the receivables have been outstanding, customer and industry concentrations, the current business environment and historical experience.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies  (continued):

(f)    Inventories:

Inventories are valued, on a first-in, first-out basis, at the lower of cost and replacement cost for raw materials and at the lower of cost and net realizable value for work in progress and finished goods. Inventories include an application of relevant overhead. The Company writes down estimated obsolete or excess inventory for the difference between the cost of inventory and estimated net realizable value based upon customer forecasts, shrinkage, the aging and future demand of the inventory, past experience with specific customers, and the ability to sell back inventory to customers or suppliers. If these assumptions change, additional write-downs may be required.

(g)    Capital assets:

Capital assets are recorded at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings	20 years
Machinery and equipment	7 years
Office furniture and equipment	7 years
Computer hardware and software	3 years
Leasehold improvements	Over term of lease

(h)    Goodwill:

Goodwill represents the excess of the purchase price of an acquired business over the fair values of the identifiable assets acquired and liabilities assumed. Prior to January 1, 2002, goodwill was amortized on a straight-line basis over 10 years. Effective January 1, 2002, the Company discontinued amortization of all existing goodwill as a result of a new accounting standard issued in 2001 (note 3(q)).

(i)    Other assets:

Costs incurred relating to long-term debt are deferred and amortized over the term of the related debt. Amortization of debt issuance costs is included in amortization expense in the consolidated statements of operations.

(j)    Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the years in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. The effect of changes in tax rates is recognized in the year in which the rate change occurs.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies  (continued):

(k)    Stock-based compensation:

The Company accounts for stock options issued to employees using the intrinsic value method of Accounting Principles Board Opinion No. 25. Compensation expense is recorded on the date stock options are granted only if the current fair value of the underlying stock exceeds the exercise price. The Company has provided the pro forma disclosures required by Financial Accounting Standards Board (“FASB”) Statement No. 123, Accounting for Stock-Based Compensation (“Statement 123”), as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“Statement 148”).

The table below sets out the pro forma amounts of net loss per share that would have resulted if the Company had accounted for its employee stock plans under the fair value recognition provisions of Statement 123.

	2001	2002	2003
Net loss attributable to common shareholders, as reported	$(104,811)	$(107,963)	$(39,766)
Stock-based compensation expense	(3,101)	(6,800)	(709)

Pro forma loss	(107,912)	(114,763)	(40,475)

Basic and diluted loss per share, as reported	$(3.66)	$(3.76)	$(1.39)
Stock-based compensation expense	(0.11)	(0.24)	(0.02)

Pro forma basic and diluted loss per share	(3.77)	(4.00)	(1.41)

No compensation expense has been recorded in the statements of operations for the years ended December 31, 2001, 2002 and 2003.

The weighted average grant date fair value of options granted for the years ended December 31, 2001, 2002 and 2003 are $0.77, $1.00 and $0.48, respectively.

The estimated fair value of options is amortized over the vesting period, on a straight-line basis, and was determined using the Black-Scholes option pricing model with the following assumptions:

	2001	2002	2003
Risk-free interest rate	4.9%	5.0%	4.0%
Dividend yield	—	—	—
Expected life	4	4	4
Volatility	147.0%	120.0%	125.0%

(l)    Loss per share:

Basic loss per share is calculated using the weighted average number of common shares outstanding during the year. Diluted loss per share is calculated using the weighted average number of common shares plus the dilutive potential common shares outstanding during the year. Anti-dilutive

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies  (continued):

potential common shares are excluded. Potential common shares consist of stock options and warrants issued pursuant to the amended credit agreement (note 10(d)), for which the potential dilutive effect is computed using the treasury stock method.

(m)    Foreign currency translation:

The functional currency of all foreign subsidiaries is the U.S. dollar. Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the year-end rates of exchange. Non-monetary assets and liabilities denominated in foreign currencies are translated at historic rates and revenue and expenses are translated at average exchange rates prevailing during the month of the transaction. Exchange gains or losses are reflected in the consolidated statements of operations.

(n)    Financial instruments and hedging:

In June 1998, the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“Statement 133”). Statement 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Statement 133 requires all derivatives to be recognized either as assets or liabilities and measured at fair value. The Company implemented Statement 133 for its first quarter ended March 31, 2001 and marked to market its interest rate swaps. The initial adjustment was not material.

In fiscal 2000, the Company entered into interest rate swap contracts to hedge its exposure to changes in interest rates on its long-term debt. The swaps expired on September 22, 2001. The contracts had the effect of converting the floating rate of interest on $65,000 of the senior credit facility to a fixed rate. Prior to 2001, net receipts, payments and accruals under the swap contracts were recorded as adjustments to interest expense. During 2001, the swap contracts were marked to market and the corresponding amounts recorded in the consolidated statements of operations, as the Company did not qualify for hedge accounting under Statement 133.

In fiscal 2000, one of the Company’s subsidiaries entered into forward foreign currency contracts to hedge foreign currency exposures on future anticipated sales. These contracts matured at various dates through July 31, 2001. As the contracts did not meet the criteria for hedge accounting, the Company recorded those contracts on the consolidated balance sheets at their fair values and any corresponding unrealized gains or losses were recognized in the consolidated statements of operations.

There were no derivative financial instruments outstanding at December 31, 2002 and 2003.

(o)    Impairment of long-lived assets:

Effective January 1, 2002, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets (“Statement 144”). Under Statement 144, assets must be classified as either held-for-use or available-for-sale. An impairment loss is recognized when the carrying amount of an asset

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies  (continued):

that is held and used exceeds the projected undiscounted future net cash flows expected from its use and disposal, and is measured as the amount by which the carrying amount of the asset exceeds its fair value, which is measured by discounted cash flows when quoted market prices are not available. For assets available-for-sale, an impairment loss is recognized when the carrying amount exceeds the fair value less costs to sell. Prior to January 1, 2002, recoverability of assets to be held and used was measured by a comparison of the carrying amount of an asset (or asset groupings) to future net cash flows expected to be generated by the asset. If such assets were considered impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. In accordance with the provisions of Statement 144, the Company has presented the closure of its Cork facility in 2002 and sale of its Appleton facility in 2003 as discontinued operations (note 18).

(p)    Comprehensive income:

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. During each of the years in the three-year period ended December 31, 2003, comprehensive income was equal to the net loss.

(q)    Change in accounting policies:

In July 2001, the FASB issued Statement No. 141, Business Combinations (“Statement 141”), and Statement No. 142, Goodwill and Other Intangible Assets (“Statement 142”). Statement 141 requires that the purchase method of accounting be used for all business combinations. Statement 141 also specifies criteria for intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement 144. Upon adoption of Statements 141 and 142 in their entirety on January 1, 2002, the Company determined that there are no intangible assets relating to previous acquisitions that needed to be reclassified and accounted for apart from goodwill under the provisions of those Statements.

In connection with the transitional goodwill impairment evaluation, Statement 142 required the Company to perform an assessment of whether there is an indication that goodwill was impaired as of January 1, 2002. To accomplish this, the Company was required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill to those reporting units as of January 1, 2002. The Company identified its reporting units to be consistent with its business units, as defined in note 14, with the exception of the Boston, Massachusetts facility. This facility is not economically similar to the other U.S. facilities and, as a result, is a separate reporting unit. In connection with the implementation of the new accounting standards, the Company completed the transitional goodwill impairment test, resulting in a goodwill impairment charge of $55,560, which comprises the goodwill in the Canadian, U.S. and Boston reporting units of $15,482, $26,698 and $13,380, respectively. The fair value of each reporting unit was

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies  (continued):

determined using a discounted cash flow method. The transitional impairment loss was recognized as the cumulative effect of a change in accounting principle in the Company’s consolidated statements of operations as at January 1, 2002.

Effective January 1, 2002, the Company had unamortized goodwill of $55,560, which was no longer being amortized and has been written off effective January 1, 2002 as a cumulative effect of a change in accounting policy. This change in accounting policy to not amortize goodwill has not been applied retroactively and the results presented for prior periods have not been restated for this change. The impact of this change for the year ended December 31, 2001 is as follows:

Net loss	$(104,811)
Add back goodwill amortization, net of tax	6,772

Net loss before goodwill amortization	$(98,039)

Basic and diluted loss per common share:
Loss per common share, as reported	$(3.66)
Amortization of goodwill	0.23

Basic and diluted loss per common share before goodwill amortization	$(3.43)

Amortization expense related to goodwill for the years ended December 31, 2001, 2002 and 2003 was $8,448, nil and nil, respectively.

During 2001, the Company wrote off the remaining balance of unamortized goodwill related to a previous acquisition of Qualtron Teoranta (note 17).

(r)    Recently issued accounting pronouncements:

In August 2001, FASB issued Statement No. 143, Accounting for Asset Retirement Obligations, which requires that the fair value of an asset retirement obligation be recorded as a liability, at fair value, in the period in which the Company incurs the obligation. Statement 143 is effective for fiscal 2003. The adoption of Statement 143 on January 1, 2003 did not have a material impact on the Company’s financial position or results of operations.

In July 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“Statement 146”), which supercedes Emerging Issues Task Force (“EITF”) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (“EITF 94-3”). Statement 146 allows for recognition of a liability for an exit or disposal activity only when a liability is incurred and can be measured at fair value. Prior to the issuance of Statement 146, a commitment to an exit or disposal plan was sufficient to record the majority of the costs. Statement 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of this standard did not have a material impact on its existing restructuring plans as these plans were initiated under an exit plan that met the criteria of EITF 94-3.

In December 2002, Statement 148 was issued to amend Statement 123 to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies  (continued):

employee compensation. Statement 148 also amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements. The disclosure modifications are included in note 3(k) to these consolidated financial statements.

In April 2003, the FASB issued Statement No. 149, Amendments of Statement 133 on Derivative Instruments and Hedging Activities (“Statement 149”), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement 133. This statement is effective for contracts entered into or modified after June 30, 2003, with certain exceptions, and for hedging relationships designated after June 30, 2003. The adoption of Statement 149 on July 1, 2003 did not have any impact on the Company’s financial position or results of operations.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (“Statement 150”), which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Financial instruments meeting certain specified criteria that are within the scope of the statement, which previously were often classified as equity, must now be classified as liabilities. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period after June 15, 2003. The adoption of Statement 150 in the third quarter of 2003 did not have any impact on the Company’s financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others (“FIN 45”), which requires certain disclosures of obligations under guarantees. The disclosure requirements of FIN 45 were effective for the Company’s year ended December 31, 2002. Effective for 2003, FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees entered into or modified after December 31, 2002, based on the fair value of the guarantee. The Company has not entered into or modified any guarantees after December 31, 2002. Disclosures of guarantees are included in note 13. The initial recognition and measurement provisions during fiscal 2003 did not have any impact on the Company’s financial position or results of operations.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”). This interpretation addresses the consolidation by business enterprises of variable interest entities, as defined in the Interpretation. FIN 46 applied immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. In December 2003, the FASB issued FASB Interpretation No. 46R, Consolidation of Variable Interest Entities Revised (“FIN 46R”). FIN 46R modifies the scope exceptions provided in FIN 46. Entities would be required to replace FIN 46 provisions with FIN 46R provisions for all newly created post-January 31, 2003 entities as of the end of the first interim or annual reporting period ending after March 15, 2004. The adoption of FIN 46 and FIN 46R did not have any impact on the Company’s financial position or results of operations.

In November 2002, the EITF reached a consensus on Issue No. 00-21 (“EITF 00-21”), Revenue Arrangements with Multiple Deliverables, which provides guidance on both how and when an

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

3.    Significant accounting policies  (continued):

arrangement involving multiple deliverables should be divided into separate units of accounting and how the arrangement’s consideration should be allocated among separate units. EITF 00-21 is effective for arrangements entered into for periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company’s financial position or results of operations.

4.    Accounts receivable:

Accounts receivable at December 31, 2002 and 2003 are net of an allowance for doubtful accounts of $2,097 and $2,096, respectively.

5.    Inventories:

	2002	2003
Raw materials	$15,665	$16,229
Work in progress	9,712	7,037
Finished goods	12,093	7,621
Other	892	576

	$38,362	$31,463

6.    Capital assets:

2002	Cost	Accumulated depreciation	Net book value
Land	$2,223	$—	$2,223
Buildings	12,862	1,247	11,615
Machinery and equipment	25,986	10,539	15,447
Office furniture and equipment	3,359	1,647	1,712
Computer hardware and software	9,450	6,735	2,715
Leasehold improvements	13,454	3,489	9,965

	$67,334	$23,657	$43,677

2003	Cost	Accumulated depreciation	Net book value
Land	$2,060	$—	$2,060
Buildings	10,248	1,618	8,630
Machinery and equipment	21,458	12,061	9,397
Office furniture and equipment	2,782	1,744	1,038
Computer hardware and software	8,046	7,145	901
Leasehold improvements	13,466	4,687	8,779

	$58,060	$27,255	$30,805

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

6.    Capital assets  (continued):

Machinery and equipment under capital leases included in capital assets at December 31, 2002 and 2003 were $1,583 and $1,583, respectively, and accumulated depreciation of equipment under capital leases at December 31, 2002 and 2003 was $989 and $1,150, respectively.

Included in the total depreciation expense for the years ended December 31, 2001, 2002 and 2003 of $12,102, $11,629 and $8,037 is $211, $187 and $161, respectively, relating to the depreciation of equipment under capital leases.

7.    Other assets:

	2002	2003
Deferred financing costs, net of accumulated amortization (2002 – $3,752; 2003 – $7,814)	$5,957	$2,365
Restricted cash and cash held in escrow	2,152	—
Loans to shareholders	5,236	690
Other	33	33

	$13,378	$3,088

Loans to shareholders:

Pursuant to an agreement in connection with the share reorganization on July 30, 1999, the Company agreed to lend, on an interest-free basis, $690 to a certain shareholder to fund the tax liability incurred as a result of the reorganization. The loan is secured by a first priority security interest over all of the shares of capital stock of the Company held by the shareholder, and will be repayable on a pro rata basis at such time and to the extent that the shareholder receives after-tax cash proceeds in respect of such shares.

Pursuant to an agreement in connection with the acquisition of Pensar Corporation on July 27, 2000, the Company requested that the former shareholders of Pensar Corporation file an election, allowing the Company to deduct, for income tax purposes, the goodwill related to the acquisition. In conjunction with this agreement, the Company lent, on an interest-free basis, $4,546 to the former shareholders of Pensar Corporation to fund the tax liability incurred as a result of the election. The loans were secured by a first priority security interest over all of the shares of capital stock of the Company held by the shareholders, and were repayable on a pro rata basis at such time and to the extent that the shareholders receive cash proceeds in respect of such shares, with the balance due on July 27, 2004. In light of the Company’s plan to lower its bank indebtedness, it requested that these shareholder loans be repaid prior to the expiration of the term. Accordingly, the Company provided a discount of $389 on the prepayment of shareholder loans that had a carrying value of $4,184, resulting in net proceeds of $3,795 received in 2003.

8.    Long-term debt and capital leases:

	2002	2003
Revolving credit facilities	$55,089	$63,135
Term loans	27,500	6,942

	82,589	70,077
Less current portion	17,500	70,077

	$65,089	$—

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

8.    Long-term debt and capital leases  (continued):

(a)    Period from July 27, 2000 to November 18, 2001:

In connection with the initial public offering completed on July 27, 2000, the Company and certain of its subsidiaries entered into a credit agreement that provided for $50,000 in an initial term loan and $100,000 in revolving credit loans, swing-line loans and letters of credit. The senior credit facility is secured by a security agreement over all assets and requires the Company to meet certain financial ratios and benchmarks and to comply with certain restrictive covenants. The revolving credit facilities were to terminate in July 2004. The term loans mature in quarterly installments from September 2000 to June 2004.

The revolving credit loans and term loans bore interest at varying rates based on either the Eurodollar base rate plus 2.00% to 3.00%, the U.S. base rate plus 0.25% to 1.25% or the Canadian prime rate plus 0.25% to 1.25%.

The Company is required to pay the lenders a commitment fee of 0.5% of the average unused portion of the revolving credit facilities.

(b)    Period from November 19, 2001 to December 30, 2002:

The Company incurred operating losses during 2001, which resulted in its non-compliance with certain financial covenants contained in its credit agreement as at September 30, 2001. On November 19, 2001, the Company and its lending group signed a definitive term sheet for an agreement under which certain terms of the credit facility would be revised and the non-compliance as at September 30, 2001 would be waived. The final amended agreement was signed on February 11, 2002 (the “February 2002 Amendment”) and was consistent with the terms and conditions in the term sheet. The February 2002 Amendment amended financial and other covenants, based on the Company’s business plan at that time, and covered the period up to December 31, 2002. Effective January 1, 2003, the Company would revert back to the original credit agreement. During this period, the facility bore interest at the U.S. base rate plus 2.5%. In connection with the February 2002 Amendment, the Company was committed to issue to the lenders warrants to purchase common stock of the Company (note 10(d)).

Prior to taking steps to place the subsidiary that operates the Cork facility in voluntary liquidation (note 18), the Company and its lending group executed an amendment to the credit facility to waive the default that would have been caused by this action and amend the agreement to permit such facility closure.

The Company and its lending group agreed in April 2002 to further amend the credit agreement to increase the Company’s permitted loan balances to correspond to its higher working capital needs.

(c)    Period from December 31, 2002 to November 16, 2003:

During the fourth quarter of 2002, the Company was in violation of certain covenants contained in the credit agreement. The violation was waived and effective December 31, 2002, the Company and its lending group signed a further amendment (the “December 2002 Amendment”) to the credit agreement that provided for $27,500 in term loans and $90,000 in revolving credit loans, swing-line loans and letters of credit and amends certain financial and other covenants based on the Company’s business

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

8.    Long-term debt and capital leases  (continued):

plan. In connection with the December 2002 Amendment, the Company is committed to issue to the lenders warrants to purchase common stock of the Company in exchange for the warrants issued pursuant to the February 2002 Amendment (note 10(d)).

(d)    Period from November 17, 2003 to December 31, 2003:

During November 2003, the Company and its lending group executed a further amendment to the credit agreement with an effective date of November 17, 2003 (the “November 2003 Amendment”), providing for a waiver of certain events of default, if any, arising prior to this date. The Company and its lending group also amended the credit agreement to provide for term loans of $11,942 and $73,500 of revolving credit loans, swing-line loans and letters of credit with an extension of the maturity date of the revolving credit facilities to October 1, 2004, and amendments of certain financial and other covenants based on the Company’s then current business plan. During the amendment period, the facility bears interest at the U.S. base rate plus 0.25% to 2.5%.

The Company is in compliance with the financial covenants of the current credit agreement at December 31, 2003 and expects to be in compliance through the first quarter of 2004. The Company believes that it is unlikely that it will be in compliance with the existing financial covenants in the current credit agreement in the second quarter of 2004. In the event of non-compliance, the Company’s lenders have the right to demand repayment of all outstanding amounts under the amended credit facility. If the Company was unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure the indebtedness. Substantially all of the Company’s assets have been pledged to the lenders as collateral for the Company’s obligations under the senior credit facility.

The Company’s revolving credit facility matures on October 1, 2004 and, accordingly, as at December 31, 2003, this amount has been classified as a current liability. On February 17, 2004, the Company announced a proposed recapitalization of the Company under which a portion of the debt would be repaid and a portion would be refinanced, as described in note 20. As the proposed transactions are subject to the receipt of shareholder, regulatory and stock exchange approvals and definitive agreements and other customary conditions, the Company will continue to operate under the terms of the current credit agreement until these approvals are received and the conditions are satisfied. Should the Company not be able to refinance the debt prior to October 1, 2004, the Company expects that it will be unable to repay the full amount of the debt upon maturity (note 1).

(e)    Amendment and commitment fees:

The Company recorded at December 31, 2001, amendment fees related to the February 2002 Amendment of $1,500, comprised of $700, representing 0.5% of the lenders’ commitments under the revolving credit facilities and term loans outstanding of $140,000 at December 31, 2001 and February 11, 2002, and other amendment-related fees of $800. The Company paid amendment fees, related to the Cork amendment, of $140, comprised of 0.1% of the lenders’ commitments under the revolving credit facilities and term loans outstanding of $140,000 at March 11, 2002, and paid amendment fees related to the April 2002 amendment of $77. The Company also paid amendment fees related to the December 2002 Amendment of $3,514, comprised of $588, representing 0.5% of the lenders’ commitments under the revolving credit facilities and term loans outstanding of $117,500 at December 31, 2002 and other amendment-related fees of $2,926, and may be required to pay default

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

8.    Long-term debt and capital leases  (continued):

fees if it violates certain covenants after the effective date of the amendment. The amendment fees and the fair value of the warrants issued (and to be issued (note 10(d)) in connection with amending the agreement are recorded as deferred financing fees and are amortized over the remaining term of the facility.

Commitment fees of $109 and $117 were incurred in 2002 and 2003, respectively. The weighted average interest rates on the borrowings were 7.2% and 6.5% in 2002 and 2003, respectively.

(f)    Obligations under capital leases:

Minimum lease payments for capital leases consist of the following at December 31, 2003:

2004	$203
2005	36

Total minimum lease payments	239
Less amount representing interest of 8% to 11%	11

228
Less current portion	193

$35

(g)    Interest expense:

	2001	2002	2003
Long-term debt	$9,178	$8,256	$5,077
Obligations under capital leases	103	41	36

	$9,281	$8,297	$5,113

9.    Income taxes:

The Company recorded the following income tax expense (recovery):

	2001	2002	2003
Current:
Federal	$2,453	$(1,464)	$—
Foreign	(269)	1,416	686

	2,184	(48)	686
Deferred:
Federal	(29,713)	(1,109)	33,183
State	(1,596)	(115)	—
Foreign	336	54	1,142

	(30,973)	(1,170)	34,325

	$(28,789)	$(1,218)	$35,011

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

9.    Income taxes  (continued):

The overall income tax expense (recovery) as recorded in the statement of operations varied from the tax expense (recovery) calculated using U.S. federal and state income tax rates as follows:

	2001	2002	2003
Federal tax recovery	$(43,858)	$(15,321)	$(793)
State income tax expense (recovery), net of federal tax benefit	(1,547)	(1,399)	78
Income of international subsidiaries taxed at different rates	—	1,246	257
Change in valuation allowance	3,367	15,122	33,883
Non-deductible goodwill amortization and write-downs	7,381	—	—
Other	5,868	(866)	1,586

Income tax expense (recovery)	$(28,789)	$(1,218)	$35,011

Losses (income) before income taxes, discontinued operations and the cumulative effect of a change in accounting policy consisted of the following:

	2001	2002	2003
U.S.	$101,569	$40,142	$(4,250)
Non-U.S.	27,353	4,977	6,583

	$128,922	$45,119	$2,333

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax liabilities and assets are comprised of the following at December 31:

	2002	2003
Deferred tax assets:
Net operating loss carryforwards	$42,150	$53,370
Capital and other assets	14,556	10,778
Reserves, allowances and accruals	12,146	4,262

	68,852	68,410
Valuation allowance	(34,527)	(68,410)

	34,325	—
Deferred tax liabilities	—	—

Net deferred tax assets	$34,325	$—

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

9.    Income taxes  (continued):

At December 31, 2003, the Company had total net operating loss carryforwards of approximately $142,400 (2002—$130,000), of which $4,200 will expire in 2010, $300 will expire in 2011, $1,300 will expire in 2012, $1,600 will expire in 2018, $81,200 will expire in 2021, $20,200 will expire in 2022 and $33,600 will expire in 2023.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management considers the scheduled reversal of deferred tax liabilities, change of control limitations, projected future taxable income and tax planning strategies in making this assessment. FASB Statement No. 109, Accounting for Income Taxes, states that forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence, such as cumulative losses in recent years in the jurisdictions to which the deferred tax assets relate. As a result of the quarterly review undertaken at the end of the second quarter of 2003, the Company concluded that given the weakness and uncertainty in the current economic environment, it was appropriate to establish a full valuation allowance for the deferred tax assets arising from its operations in the jurisdictions to which the deferred tax assets relate. As a result, the total valuation allowance for deferred tax assets in all jurisdictions worldwide increased from approximately $34.5 million at December 31, 2002 to approximately $68.4 million at December 31, 2003. In addition, the Company expects to provide a full valuation allowance on future tax benefits until it can demonstrate a sustained level of profitability that establishes its ability to utilize the assets in the jurisdictions to which the assets relate.

10.    Capital stock:

(a)    Authorized:

The authorized share capital of the Company at December 31, 2001, 2002 and 2003 consists of:

(i)	60,000,000 shares of common stock, par value $0.01 per share:

Holders are entitled to one vote per share and the right to share in dividends pro rata subject to any preferential dividend rights of any then outstanding preferred stock.

(ii)	5,000,000 shares of preferred stock, par value $0.01 per share:

The Company may, from time to time, issue preferred stock in one or more series and fix the terms of that series at the time it is created.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

10.    Capital stock  (continued):

(b)    Issued and outstanding:

	Number of shares			Amount
	Exchangeable	Common	Special voting stock	Exchangeable shares	Common stock	Special voting stock
Balance, December 31, 2000	6,370,959	21,852,901	1	$77,209	$218	$—
Warrants exercised (i)	—	427,915	—	—	4	—
Conversion of shares from exchangeable to common stock (ii)	(737,900)	737,900	—	(8,943)	8	—
Options exercised	—	38,003	—	—	—	—

Balance, December 31, 2001	5,633,059	23,056,719	1	68,266	230	—
Conversion of shares from exchangeable to common stock (iii)	(139,823)	139,823	—	(1,695)	1	—

Balance, December 31, 2002	5,493,236	23,196,542	1	66,571	231	—
Conversion of shares from exchangeable to common stock (iv)	(899,425)	899,425	—	(10,900)	9	—

Balance, December 31, 2003	4,593,811	24,095,967	1	$55,671	$240	$—

Capital transactions from January 1, 2001 to December 31, 2001:

(i)	During 2001, the Company issued 427,915 shares of common stock on the exercise of 578,441 warrants (note 10(d)).

(ii)	During 2001, 737,900 exchangeable shares (note 10(c)) were exchanged for common stock with a par value of $8, with the difference recorded as additional paid-in capital.

Capital transactions from January 1, 2002 to December 31, 2002:

(iii)	During 2002, 139,823 exchangeable shares (note 10(c)) were exchanged for common stock with a par value of $1, with the difference recorded as additional paid-in capital.

Capital transactions from January 1, 2003 to December 31, 2003:

(iv)	During 2003, 899,425 exchangeable shares (note 10(c)) were exchanged for common stock with a par value of $9, with the difference recorded as additional paid-in capital.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

10.    Capital stock  (continued):

(c)    Exchangeable shares:

In 1999, SMTC Manufacturing Corporation of Canada (“SMTC Canada”), a 100%-owned subsidiary of the Company, issued two classes of non-voting shares. In July 2000, pursuant to an initial public offering, the non-voting shares were converted to 1,469,445 exchangeable shares of SMTC Canada. The shares are exchangeable into shares of the Company’s common stock on a one-for-one basis for no additional consideration.

In July 2000, pursuant to an initial public offering, SMTC Canada issued an additional 4,375,000 exchangeable shares at a price of Cdn. $23.60 per share. The shares are exchangeable into shares of the Company’s common stock on a one-for-one basis for no additional consideration.

In November 2000, 547,114 exchangeable shares were issued to finance the share portion of the purchase price of the previous acquisition of Qualtron Teoranta.

During 2001, 2002 and 2003, 737,900, 139,823 and 899,425 exchangeable shares were exchanged for common stock, respectively (note 10(b)).

(d)    Warrants:

Common stock warrants
Balance, December 31, 2000	578,441
Warrants exercised (i)	(578,441)

Balance, December 31, 2001	—
Warrants issued (iii)	1,509,988

Balance, December 31, 2002	1,509,988
Warrants issued (iv)	458,144
Warrants to be issued (v)	231,672

Balance, December 31, 2003	2,199,804

2001 transactions:

(i)	At December 31, 2000, the Company had 578,441 common stock warrants outstanding, with a weighted average exercise price of $3.41 and a term of 10 years. During 2001, the Company issued 427,915 shares of common stock on the exercise of the 578,411 common stock warrants.

(ii)

In connection with the proposed amendment to the credit agreement in November 2001, as finalized in the February 2002 Amendment (note 8(b)), the Company agreed to issue to the lenders warrants to purchase common stock of the Company at an exercise price equal to the fair market value (defined as the average of the last reported sales price of the common stock of the Company for 20 consecutive trading days commencing 22 trading days before the date in question) at the date of the grant for 1.5% of the total outstanding shares on February 11, 2002 and

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

10.    Capital stock  (continued):

0.5% of the total outstanding shares on December 31, 2002. If an event of default occurred during the period from the effective amendment date to December 31, 2002, and was continuing for more than 30 days, the lenders would receive warrants to purchase an additional 1% of the total outstanding shares at an exercise price equal to the fair market value (as defined above) at the date of the grant. If all amounts outstanding under the credit agreement were repaid in full on or before March 31, 2003, all warrants received by the lenders, other than the warrants received on February 11, 2002, would have been returned to the Company. The warrants were not to be tradable separately from the related debt until the later of December 31, 2002 or nine months after the issuance of the warrants being transferred. After the debt under the credit agreement has been paid in full, the Company may repurchase the warrants or warrant shares at a price that values the warrant shares at three times the exercise price.

The fair value of the warrants was initially measured using the Black-Scholes pricing model at November 19, 2001 and were remeasured each reporting period until issued. At December 31, 2001, the fair value of the warrants of $659 was classified as warrants to be issued in additional paid-in capital.

2002 transactions:

(iii)	In connection with the December 2002 amendment to the credit agreement (note 8(c)), and in exchange for the cancellation of the warrants issued pursuant to the February 2002 amendment, the Company agreed to issue to the lenders Series A and Series B warrants to purchase common stock of the Company at an exercise price equal to the fair market value (defined as the average of the last reported sales price of the common stock of the Company for 20 consecutive trading days commencing 22 trading days before the date in question) at the date of the grant for 4% and 1%, respectively, of the total outstanding shares on December 31, 2002. As part of the December 2002 amendment, the Company also agreed to issue to the lenders Series C through Series H warrants to purchase common stock of the Company at an exercise price equal to the fair market value (as defined above) at the date of the grant provided that Series C through Series H warrants shall only be issued if the Company fails to meet certain financial covenants for the relevant fiscal quarter as follows:

Series	Number of days after end of fiscal quarter	% of common stock
Series C	45 days after first quarter 2003	0.75%
Series D	45 days after second quarter 2003	0.75%
Series E	45 days after third quarter 2003	0.75%
Series F	90 days after fourth quarter 2003	0.75%
Series G	45 days after first quarter 2004	1.00%
Series H	45 days after second quarter 2004	1.00%

The Series A through Series H warrants have a term of five years. If the Company met certain conditions by December 31, 2003, all Series B through Series E warrants would have been returned to the Company without consideration and all warrant shares that had been obtained upon exercise of such warrants were to be sold back to the Company at the exercise price of the original warrants exercised to obtain such shares. These conditions were not met as of December 31, 2003.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

10.    Capital stock  (continued):

The warrants will not be tradable separate from the related debt until the later of December 31, 2003 or nine months after the issuance of the warrants being transferred.

An aggregate of 1,509,998 Series A and Series B warrants were issued during 2002. The fair value of the Series A and Series B warrants was measured using a Black-Scholes pricing model at December 31, 2002. At December 31, 2002, the fair value of the warrants of $1,255 was classified as warrants issued in shareholders’ equity.

2003 transactions:

(iv)	In connection with the December 2002 Amendment to the credit agreement (note 8(c)), as described above, the Company did not meet certain financial covenants for the quarters ended June 29, 2003 and September 28, 2003 and, as such, issued 228,210 Series D warrants to purchase common stock of the Company at an exercise price of $0.61 per share and 229,934 Series E warrants to purchase common stock of the Company at an exercise price of $1.04 per share. The fair value of the Series D and Series E warrants was measured using a Black-Scholes pricing model on the date of issuance. The fair value of the Series D and Series E warrants issued of $268 was classified as warrants issued in shareholders’ equity.

(v)	In connection with the November 2003 amendment to the credit agreement (note 8(d)), certain financial covenants of the Company were revised, for which the Company was in compliance at December 31, 2003. The November 2003 Amendment, however, did not revise the covenants included in the December 2002 amendment upon which the issuance of the Series F through Series H warrants is determined (the “Warrant Covenants”). The Company did not meet the Warrant Covenants for the quarter ended December 31, 2003, and, as such, will issue 231,672 Series F warrants to purchase common stock of the Company at an exercise price equal to the fair market value (as defined above) at the date of the grant.

The fair value of the Series F warrants was initially measured using a Black-Scholes pricing model at December 31, 2003, and will be remeasured each reporting period until issued. At December 31, 2003, the fair value of the Series F warrants to be issued of $232 was classified as warrants to be issued in additional paid-in capital.

In conjunction with the proposed recapitalization of the Company, the warrants issued under the December 2002 Amendment to the credit agreement will be cancelled (note 20).

(e)    Stock options:

1998 SMTC Plan:

In July 1999, the Company replaced a previous option plan adopted in 1998 with an equivalent stock option plan (the “1998 SMTC Plan”) for which two classes of options were authorized to purchase non-voting shares. In July 2000, pursuant to an initial public offering, the options outstanding under the previous option plan were converted to options to purchase common stock of the Company. The options generally vest over a four-year period and expire after 10 years from the original grant date of the 1998 SMTC Plan options.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

10.    Capital stock  (continued):

2000 Equity Incentive Plan:

In July 2000, the Company approved a new stock option plan, the SMTC/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan (the “2000 Equity Incentive Plan”), pursuant to which a variety of stock-based incentive awards may be granted. The plan permits the issuance of up to 1,727,052 shares plus an additional number of shares determined by the Board of Directors but not to exceed 1% of the total number of shares outstanding per year. Options generally vest over a four-year period and expire 10 years from their respective date of grant.

	1998 SMTC Plan		2000 Equity Incentive Plan
	Common stock	Weighted average exercise price	Common stock	Weighted average exercise price
Balance, December 31, 2000	466,395	$5.78	1,397,000	$19.05
Issued	—	—	225,000	6.12
Exercised	(38,003)	5.78	—	—
Cancelled	(139,332)	5.78	—	—

Balance, December 31, 2001	289,060	5.78	1,622,000	17.25
Issued	—	—	1,089,500	5.96
Cancelled	(48,468)	5.78	(1,097,000)	—

Balance, December 31, 2002	240,592	5.78	1,614,500	7.85
Issued	—	—	40,000	0.75
Cancelled	(84,700)	(5.78)	(696,500)	(8.37)

Balance, December 31, 2003	155,892	$5.78	958,000	$7.17

The following options were outstanding as at December 31, 2003:

Range of exercise price	Outstanding options	Weighted average exercise price	Exercisable options	Weighted average exercise price	Remaining contractual life (years)
1998 SMTC Plan
$5.78	155,892	$5.78	155,892	$5.78	5.6

2000 Equity Incentive Plan
$ 0.75 – $0.80	65,000	$0.77	10,000	$0.80	8.8
$3.00	209,600	3.00	52,400	3.00	8.5
$5.00	159,600	5.00	39,900	5.00	8.5
$8.00	373,800	8.00	93,450	8.00	8.5
$16.00	150,000	16.0	112,500	16.00	6.6

	958,000	7.17	308,250	9.31	8.2

On January 8, 2002, the Board of Directors gave the holders of options to purchase an aggregate of 1,097,000 shares of common stock of the Company the opportunity to return their options to the Company for

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

10.    Capital stock  (continued):

cancellation. These options, which were granted on August 30, 2000, had an exercise price of $19.88 (the “$19.88 options”). The Board of Directors believed that the $19.88 options were unlikely to be exercised in the foreseeable future as the exercise price was significantly above the Company’s trading price at that time and during several months prior to that time and, as a result, they did not function as an adequate management incentive. Upon cancellation of the $19.88 options surrendered by various holders, the pool of shares as to which options may be granted under the 2000 Equity Incentive Plan was increased by 1,087,000.

On July 26, 2002, the Company granted 362,500 options at a weighted average exercise price of $6.07 to certain holders of options cancelled on January 8, 2002.

11.    Financial instruments:

(a)    Interest rate swaps:

On September 30, 1999, the Company entered into two interest rate swap transactions with a Canadian chartered bank for hedging purposes. The swaps expired on September 22, 2001 and involved the exchange of 90-day floating LIBOR rates for a two-year fixed interest rate of 6.16% before credit spread of 2.00% to 3.00% per annum on a notional amount of $65,000.

(b)    Forward exchange contracts:

In previous years, one of the Company’s subsidiaries entered into forward foreign currency contracts with a foreign bank to sell U.S. dollars for Irish punts. The aggregate principal amount of the contracts was $6,250 at December 31, 2000 with an average contract rate of $1.38 compared to a closing dollar exchange rate of $1.19. These contracts matured at various dates through July 31, 2001.

(c)    Fair values:

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

(i)	The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair values due to the short-term nature of these instruments.

(ii)	The carrying amounts of long-term debt and capital lease obligations, including the current portion, is based on rates currently available to the Company for debt with similar terms and maturities and approximate fair value.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

12.    Supplemental cash flow information:

	2001	2002	2003
Interest paid	$9,573	$8,174	$3,733
Income taxes paid	8,397	1,840	281

Non-cash financing and investing activities:

	2001	2002	2003
Cash released from escrow	$3,583	$—	$2,152
Warrants issued or to be issued (note 10(d))	—	1,255	500

13.    Commitments, contingencies and guarantees:

The Company leases manufacturing equipment and office space under various non-cancellable operating leases. Minimum future payments under non-cancellable operating lease agreements are as follows:

2004	$12,369
2005	3,740
2006	3,685
2007	3,188
2008	2,253
Thereafter	6,336

$31,571

Included in the amounts noted above are, $6,791, $699, $660 and $275, representing lease costs for the years 2004 to 2007, respectively, which have been recorded as part of the restructuring charges and accrued in the consolidated financial statements at December 31, 2003 (note 17).

Operating lease expense for the years ended December 31, 2001, 2002 and 2003 was $15,421, $11,203 and $5,677, respectively.

In the normal course of business, the Company may be subject to litigation and claims from customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts, where required. Although it is not possible to estimate the extent of potential costs, if any, management believes that ultimate resolution of such contingencies would not have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Contingent liabilities in the form of letters of credit and letters of guarantee are provided to certain third parties. These guarantees were entered into prior to January 1, 2003, and cover various payments, including customs and excise taxes and raw material purchases. The total amount of future payments to be made under these guarantees is $858.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

14.    Segmented information:

The Company derives its revenue from one dominant industry segment, the electronics manufacturing services industry. The Company is operated and managed geographically and has facilities in the United States, Canada, Europe and Mexico. The Company monitors the performance of its geographic operating segments based on EBITA (earnings before interest, taxes and amortization) before restructuring charges, discontinued operations and the effects of a change in accounting policies. Discontinued operations relate to the Cork, Ireland facility, which was previously included in the results of the European segment and the sale of the Appleton manufacturing operations, previously included in the results of the United States segment (note 18). Intersegment adjustments reflect intersegment sales that are generally recorded at prices that approximate arm’s-length transactions. Information about the operating segments is as follows:

	2001			2002			2003
	Total revenue	Intersegment revenue	Net external revenue	Total revenue	Intersegment revenue	Net external revenue	Total revenue	Intersegment revenue	Net external revenue
United States	$469,175	$(43,425)	$425,750	$441,328	$(15,324)	$426,004	$138,565	$(12,394)	$126,171
Canada	66,632	(3,778)	62,854	105,529	(14,440)	91,089	196,115	(17,741)	178,374
Europe	15,691	(1,445)	14,246	4,658	(759)	3,899	2,542	(1,079)	1,463
Mexico	134,061	(108,742)	25,319	190,964	(186,781)	4,183	162,282	(162,169)	113

	$685,559	$(157,390)	$528,169	$742,479	$(217,304)	$525,175	$499,504	$(193,383)	$306,121

	2001	2002	2003
EBITA, before discontinued operations, restructuring charges and the cumulative effect of a change in accounting policy:
United States	$(24,354)	$(1,147)	$(2,208)
Canada	(6,271)	(66)	(352)
Europe	1,559	280	149
Mexico	(13,826)	3,549	8,972

	(42,892)	2,616	6,561
Interest	9,281	8,297	5,113
Amortization	9,518	2,538	4,062
Restructuring charges (recoveries) (note 17)	67,231	36,900	(281)

Loss before income taxes, discontinued operations and the cumulative effect of a change in accounting policy	$(128,922)	$(45,119)	$(2,333)

Capital expenditures:
United States	$11,043	$1,363	$71
Canada	2,001	1,137	70
Europe	644	30	—
Mexico	5,431	258	26

	$19,119	$2,788	$167

This segmented information incorporates the operations of the Company, as discussed in note 2. The Company has operated facilities in Canada, the United States and Mexico for 18 years, 8 years and 5 years, respectively.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

14.    Segmented information  (continued):

The following enterprise-wide information is provided. Geographic revenue information reflects the destination of the product shipped. Long-lived assets information is based on the principal location of the asset.

	2001	2002	2003
Geographic revenue:
United States	$418,002	$403,913	$224,212
Canada	38,334	37,811	25,318
Europe	47,484	42,976	11,373
Asia	21,693	26,846	24,147
Mexico	2,656	13,629	21,071

	$528,169	$525,175	$306,121

Long-lived assets:
United States	$73,269	$21,080	$11,767
Canada	21,832	4,618	2,810
Europe	1,998	—	—
Mexico	18,877	17,979	16,228

	$115,976	$43,677	$30,805

15.    Significant customers and concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Sales of the Company’s products are concentrated among specific customers in the same industry. The Company generally does not require collateral. The Company considers concentrations of credit risk in establishing the reserves for bad debts and believes the recorded reserves are adequate.

The Company expects to continue to depend upon a relatively small number of customers for a significant percentage of its revenue. In addition to having a limited number of customers, the Company manufactures a limited number of products for each customer. If the Company loses any of its largest customers or any product line manufactured for one of its largest customers, it could experience a significant reduction in revenue. Also, the insolvency of one or more of its largest customers or the inability of one or more of its largest customers to pay for its orders could decrease revenue. As many costs and operating expenses are relatively fixed, a reduction in net revenue can decrease profit margins and adversely affect business, financial condition and results of operations.

During 2001, three customers individually comprised 22%, 12% and 12% of total revenue across all geographic segments. At December 31, 2001, these customers represented 34%, 10% and 5%, respectively, of the Company’s accounts receivable.

During 2002, three customers individually comprised 23%, 17% and 13% of total revenue across all geographic segments. At December 31, 2002, these customers represented 13%, 1% and 14% of the Company’s accounts receivable.

During 2003, three customers individually comprised 26%, 15% and 11% of total revenue across all geographic segments. At December 31, 2003, these customers represented 5%, 17% and 14% of the Company’s accounts receivable.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

16.    Loss per common share:

The following table sets forth the computation of basic loss per common share before discontinued operations and the cumulative effect of a change in accounting policy:

	2001	2002	2003
Numerator:
Net loss from continuing operations	$(100,133)	$(43,901)	$(37,344)
Net loss	(104,811)	(107,963)	(39,766)

Denominator:
Weighted average shares – basic	28,608,072	28,689,779	28,689,779
Effect of dilutive securities:
Employee stock options	—	—	—
Warrants	—	—	—

Weighted average shares – diluted	28,608,072	28,689,779	28,689,779

Loss per common share:
Basic and diluted from continuing operations	$(3.50)	$(1.53)	$(1.30)
Basic and diluted	(3.66)	(3.76)	(1.39)

During 2001, the calculation of weighted average shares - diluted did not include 1,911,060 options, as the effect would have been anti-dilutive. During 2002, the calculation did not include 1,855,092 options and 1,509,998 warrants, as the effect would have been anti-dilutive. During 2003, the calculation did not include 1,113,892 options and 2,199,804 warrants issued and warrants to be issued, as the effect would have been anti-dilutive.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

17.    Restructuring and other charges:

The following table details the components of the restructuring and other charges including the write-down of intangible assets:

	2001	2002	2003
Inventory write-downs included in cost of sales	$25,388	$6,536	$—
Lease and other contract obligations	8,635	18,656	2,504
Adjustment of previously recorded lease and other contract obligations	—	(393)	(4,123)
Severance	3,556	2,844	2,418
Other facility exit costs	6,278	1,568	96
Adjustments to other facility exit costs	—	—	(920)
Asset impairment	5,609	7,689	37
Proceeds on assets previously written down	—	—	(293)
Write-down of intangible assets	17,765	—	—
Other charges	—	—	1,283

Restructuring and other charges, including the write-down of intangible assets	41,843	30,364	1,002

	67,231	36,900	1,002
Other charges included in cost of sales	15,151	900	—
Other charges (adjustments) included in selling, general and administrative expenses	8,802	1,000	(122)
Other charges included in amortization expense	—	235	—

	23,953	2,135	(122)

	$91,184	$39,035	$880

2001 charges:

During 2001, in response to excess capacity caused by the slowing technology end market, the Company commenced a restructuring program aimed at reducing its cost structure (the “2001 Plan”). Accordingly, the Company recorded restructuring and other charges related to the 2001 Plan of $67,231, consisting of a write-down of goodwill and other intangible assets, the costs associated with exiting or resizing facilities and the write-down of inventory related to the closure of a facility. In addition, the Company recorded other charges of $23,953 related primarily to accounts receivable, inventory and asset impairment charges.

(a)    Restructuring and other charges:

The write-down of inventory of $25,388 recorded in cost of sales is associated with the closure of the assembly facility in Denver.

Lease and other contract obligations of $8,635 include the costs associated with decommissioning, exiting and subletting the Denver facility and the costs of exiting equipment and facility leases at various other locations.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

17.    Restructuring and other charges  (continued):

Severance costs of $3,556 are associated with the closure of the Denver assembly facility and the Haverhill interconnect facility and the resizing of the Mexico and Ireland facilities. The severance costs relate to all 429 employees at the Denver facility, 26 plant and operational employees at the Haverhill facility, 915 plant and operational employees at the Mexico facility and 68 plant and operational employees at the Donegal, Ireland facility.

Asset impairment charges of $5,609 reflect the write-down of certain long-lived assets, primarily at the Denver location, that became impaired as a result of the rationalization of facilities. The asset impairment was determined based on undiscounted projected future net cash flows relating to the assets resulting in a write-down to estimated salvage values.

Other facility exit costs of $6,278 include personnel costs and other fees directly related to exit activities at the Denver and Haverhill locations.

(b)    Write-down of intangible assets:

During 2001, the Company recorded a write-down of intangible assets of $17,765, which includes the write-down of goodwill associated with a previous acquisition of Qualtron Teoranta of $16,265 and the write-down of intangible assets of $1,500. In accordance with the then current accounting policy of the Company (note 3(o)), long-lived assets and certain identifiable intangible assets, including goodwill, held and used by an entity, were reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable. Due to the downturn in the electronics manufacturing services industry, the significant operating loss incurred in fiscal 2001 and the restructuring and other charges recorded in 2001, the Company reviewed the recoverability of the carrying value of long-lived assets, including allocated goodwill and other intangible assets. The evaluation indicated that the estimated future net cash flows associated with the long-lived assets acquired as part of the Qualtron Teoranta acquisition were less than their carrying value and, accordingly, a write-down to estimated fair values was recorded for unamortized goodwill associated with the acquisition of Qualtron Teoranta and certain intangible assets.

(c)    Other charges:

During 2001, the Company recorded other charges totaling $23,953 related primarily to accounts receivable, inventory and asset impairment charges, resulting from the downturn in the technology sector. Included in cost of sales are other charges of $15,151 related to inventory and included in selling, general and administrative expenses are other charges of $7,937 related to accounts receivable exposures and other charges of $865 related to asset impairment charges at various facilities other than the Denver and Haverhill facilities.

2002 charges:

In response to the continuing industry economic downturn, the Company took further steps to realign its cost structure and plant capacity (the “2002 Plan”) and announced third and fourth quarter net restructuring charges of $36,900 related to the cost of exiting equipment and facility leases, severance costs asset impairment charges, inventory exposures and other facility exit costs and other charges of $2,135 primarily related to the costs associated with the disengagement of a customer and the continued downturn.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

17.    Restructuring and other charges  (continued):

(a)    Restructuring charges:

The write-down of inventory of $6,536 represents further costs associated with the closure of the assembly facility in Denver and costs associated with the closure of the interconnect facility in Donegal, Ireland.

Lease and other contract obligations of $18,656 represent the costs associated with exiting equipment leases and exiting facility leases in Austin and Donegal, Ireland.

Severance costs of $2,844 are associated with the closure of the interconnect facility in Donegal, Ireland and the resizing of various other locations. The severance costs related to 481 plant and operational employees, primarily at the Mexico and Donegal, Ireland facilities.

Asset impairment charges of $7,689 reflect the write-down of certain long-lived and other assets, primarily at the Austin location, that became impaired as a result of the rationalization of facilities. The asset impairment was determined based on undiscounted projected future net cash flows relating to the assets, resulting in a write-down to estimated salvage values.

Other facility exit costs of $1,568 include other costs associated with the decommissioning and closure of the Austin and Donegal, Ireland facilities.

During 2002, the Company recorded an adjustment to lease and other contract obligation costs recorded as part of the 2001 Plan of $393 upon negotiating a final settlement on a facility lease for amounts less than originally estimated.

The major components of the 2002 restructuring plan were completed during fiscal 2003.

(b)    Other charges:

Other charges included in cost of sales of $900 relate to inventory charges resulting from the disengagement with a customer, coupled with the effects of the continued downturn in the technology sector. Other charges of $1,000 included in selling, general and administrative expenses relate to the write-off of certain assets. Other charges of $235 included in amortization expense relate to additional amortization recorded to reflect the December 2002 Amendment to the credit facility (note 8).

During 2003, the Company recorded an adjustment of $122 in selling, general and administrative expenses related to the recovery of assets written off in 2002.

2003 charges:

During 2003, the Company recorded a net restructuring and other charge of $1,002, consisting of a net adjustment to previously recorded charges related to 2001 Plan and 2002 Plan of $281 and additional charges incurred during 2003 of $1,283. During 2003, the Company also recorded an adjustment to other charges of $122.

(a)    Restructuring and other charges:

During 2003, the Company recorded an additional charge for lease and other contract obligations of $2,504, consisting of a charge related to the 2001 Plan of $2,178 due to a revision in the estimate of sub-lease recoveries associated with the facility lease in Monterrey, Mexico, and a charge related to the

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

17.    Restructuring and other charges  (continued):

2002 Plan of $326 primarily associated with the idling of equipment leases at the Donegal facility. During 2003, the Company also recorded an adjustment to lease and other contract obligations related to the 2002 Plan of $4,123 for the expected or actual settlement of the amounts, including the Austin facility lease, for less than the originally estimated amounts.

Severance costs of $2,418 recorded during 2003 related to the additional severance for the closure or resizing of facilities pursuant to the 2002 Plan and the change in senior management during the year. Included in the severance costs was $757 related to the termination of 75 plant and operational employees at the Charlotte facility, $273 for the termination of 47 employees at the Austin facility, and $260 for the termination of 42 employees at the Mexico facility.

Other facility exit costs of $96 recorded during 2003 largely relate to additional costs incurred associated with the closure of the Charlotte facility. The Company also recorded an adjustment to other facility exit costs of $920 during 2003, consisting of $219 related to the 2001 Plan due to the settlement of certain obligations for less than the original estimated amounts, and $701 related to the 2002 Plan. The $701 relates to the Company revising its original estimates associated with the costs of closing the Austin and Charlotte facilities, based on the settlement of certain liabilities for less than the originally estimated amounts and the effects of ongoing negotiations for the settlement of other liabilities.

During 2003, the Company recorded an asset impairment charge of $37 related to the write-down of assets of the Charlotte facility, and recorded a gain of $293 related to the disposal of assets previously written down at the Donegal facility.

Other charges recorded during 2003 of $1,283 relate to professional fees associated with the Company’s refinancing negotiations with current and potential lenders and investors of $894 and a discount on the prepayment of shareholder loans of $389 (note 7).

(b)    Other charges:

During 2003, the Company recorded an adjustment of $122 in selling, general and administrative expenses related to the recovery of assets written of in 2002.

The following table details original charges, additional charges and adjustments, and the related amounts included in accrued liabilities as at December 31, 2002 and 2003, relating to the 2001 Plan:

	2001 total charges	Non-cash charges	2001 and 2002 cash payments	2002 adjustments	Accrual, December 31, 2002	2003 charges	2003 adjustments	2003 cash payments	Accrual, December 31, 2003
Inventory write-downs included in cost of sales	$25,388	$(25,388)	$—	$—	$—	$—	$—	$—	$—
Lease and other contract obligations	8,635	—	(6,819)	(393)	1,423	2,178	—	(728)	2,873
Severance	3,556	—	(3,556)	—	—	—	—	—	—
Asset impairment	5,609	(5,609)	—	—	—	—	—	—	—
Write-down of intangible assets	17,765	(17,765)	—	—	—	—	—	—	—
Other facility exit costs	6,278	(3,059)	(2,795)	—	424	—	(219)	(205)	—

	$67,231	$(51,821)	$(13,170)	$(393)	$1,847	$2,178	$(219)	$(933)	$2,873

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

17.    Restructuring and other charges  (continued):

The following table details the original charges, additional charges and adjustments recorded, and related amounts included in accrued liabilities as at December 31, 2002 and 2003 in respect of the 2002 Plan:

	2002 total charges	Non-cash charges	2002 cash payments	Accrual, December 31, 2002	2003 total charges	Non-cash charges	2003 adjustments	2003 cash receipts (payments)	Accrual, December 31, 2003
Inventory write-downs included in cost of sales	$6,536	$(6,536)	$—	$—	$—	$—	$—	$—	$—
Lease and other contract obligations	18,656	—	(1,826)	16,830	326	—	(4,123)	(6,287)	6,746
Severance	2,844	—	(1,855)	989	2,418	—	—	(2,848)	559
Asset impairment	7,689	(7,689)	—	—	37	(37)	—	—	—
Proceeds on assets previously written down	—	—	—	—	(293)	—	—	293	—
Other facility exit costs	1,568	—	(1)	1,567	96	—	(701)	(629)	333

	$37,293	$(14,225)	$(3,682)	$19,386	$2,584	$(37)	$(4,824)	$(9,471)	$7,638

18.    Discontinued operations:

(a)    Appleton:

During the third quarter of 2003, the Company sold the manufacturing operations of the Appleton facility for cash proceeds of $3,058. The Appleton facility has historically been included in the results of the United States segment (note 14). The Company recorded a loss on disposal of $235, which has been included in the loss from discontinued operations. Details of the net assets disposed of are as follows:

Proceeds on disposal of discontinued operation	$3,058
Accounts receivable	1,902
Inventory	1,042
Prepaid expenses	56
Capital assets	1,722
Accounts payable	(1,400)
Accrued liabilities	(476)

Net assets disposed of	2,846
Costs of disposal	447

Loss on disposal of discontinued operation	$(235)

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

18.    Discontinued operations  (continued):

The following information included in discontinued operations relates to the sale of the Appleton manufacturing operations:

	2001	2002	2003
Revenue	$71,178	$44,309	$10,750

Earnings (loss) from discontinued operations	$(328)	$1,695	$(3,986)

Included in the loss from discontinued operations for the year ended December 31, 2003 is the loss on disposition of discontinued operation of $235, a restructuring charge of $3,226 recorded during the second quarter of 2003, reflecting the write-down of the Appleton assets to the estimated realizable value and loss from operations of $525. In 2002, the earnings from discontinued operations includes restructuring charges of $141. In 2001, the loss from discontinued operations includes other charges of $3,228.

(b)    Cork:

In February 2002, the main customer of the Cork, Ireland facility was placed into administration as part of a financial restructuring. As a result, on March 19, 2002, the Company announced that it was closing the Cork, Ireland facility and that it was taking steps to place the subsidiary that operates that facility in voluntary administration. During the first quarter of 2002, the Company recorded a charge of $9,717 related to the closure of the facility.

The following information relates to the discontinued operations:

	2001	2002	2003
Revenue	$12,834	$5,035	$—

Earnings (loss) from discontinued operations	$(4,350)	$(10,197)	$1,564

In 2001, the loss from discontinued operations includes restructuring charges of $317 and other charges of $117. In 2002, the loss from discontinued operations includes the costs of closing the facility of $9,717. Included in this amount are the write-offs of the net assets of $6,717 (comprised of capital assets of $1,129 and net working capital of $5,588) and other costs associated with exiting the facility of $3,000. Included in the other costs is severance of $1,350 related to the termination of all employees. In 2003, the earnings from discontinued operations include the distribution from the proceeds of the liquidation of $2,304, less additional charges of $740 related to the closure of the facility.

During 2002, the Company recorded an accrual for costs associated with the exiting of the facility of $3,000, consisting of lease and other contract obligations of $323, severance of $1,350 and other facility exit costs of $1,327. During 2002, aggregate cash payments of $2,732 were made, and the accrual at December 31, 2002 of $268 related to additional severance payments to be made.

At December 31, 2003, there is no remaining accrual related to the Cork facility.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

19.    United States and Canadian accounting policy differences:

The consolidated financial statements of the Company have been prepared in accordance with U.S. GAAP. The significant differences between U.S. GAAP and Canadian GAAP and their effect on the consolidated financial statements of the Company are described below:

The following table reconciles net loss as reported in the accompanying consolidated statements of operations to net loss that would have been reported under Canadian GAAP:

	2001	2002	2003
Loss for the year in accordance with U.S. GAAP	$(104,811)	$(107,963)	$(39,766)
Amortization (a)	220	—	—
Write-down of goodwill (a) and (b)	2,205	55,560	—

Loss for the year in accordance with Canadian GAAP	$(102,386)	$(52,403)	$(39,766)

Net earnings (loss) under Canadian GAAP is comprised of the following:

	2001	2002	2003
Operating earnings (loss)	$(117,216)	$(36,822)	$2,780
Interest expense	9,281	8,297	5,113

Loss before income taxes and discontinued operations	(126,497)	(45,119)	(2,333)
Income taxes (recovery)	(28,789)	(1,218)	35,011
Loss from discontinued operations	(4,678)	(8,502)	(2,422)

Loss for the year	$(102,386)	$(52,403)	$(39,766)

(a)    Acquisitions:

Under U.S. GAAP, shares issued as consideration in a business combination are valued using the share price at the announcement date of the acquisition. Under Canadian GAAP in effect on the date of acquisition, shares were valued on the consummation date. As a result, under Canadian GAAP, the total purchase price for Qualtron Teoranta would be $24,455, resulting in goodwill of $15,630. Under the U.S. GAAP, the purchase price was $26,900, resulting in goodwill of $18,075. Goodwill amortization in fiscal 2003 under U.S. GAAP was nil (2002—nil; 2001—$1,783) and under Canadian GAAP was nil (2002—nil; 2001—$1,563). The write-down of goodwill during 2001 relating to Qualtron Teoranta was $16,265 under U.S. GAAP and $14,060 under Canadian GAAP.

(b)    Transitional goodwill impairment change:

Under Canadian GAAP, any transitional goodwill impairment charge is recognized in opening retained earnings; under U.S. GAAP, the cumulative adjustment is recognized in earnings during the current year.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

20.    Subsequent events:

(a)    Proposed recapitalization:

On February 17, 2004, the Company announced the terms of a proposed recapitalization of the Company. The proposed recapitalization consists of three main components: a private placement of equity securities, a new secured credit facility and a transaction with the Company’s current lenders to repay a portion of and restructure a portion of the Company’s existing debt obligations, as follows:

(1)	Private placement of equity securities:

On March 3, 2004 (the “Closing Date”), the Company completed a private placement, fully underwritten by a syndicate of Canadian investment dealers (the “Underwriters”), of 33,350,000 Special Warrants (each a “Special Warrant” and collectively, the “Special Warrants”) of SMTC Manufacturing Corporation of Canada (“SMTC Canada”), an indirect wholly owned subsidiary of the Company (the “Offering”). Each Special Warrant was issued at a price of Cdn. $1.20 per Special Warrant (approximately U.S. $0.92 per Special Warrant based on the exchange rate on February 17, 2004), resulting in aggregate proceeds of Cdn. $40,020 (approximately U.S. $30,600 based on the exchange rate on February 17, 2004).

Each Special Warrant is exercisable into one unit, consisting of one exchangeable share of SMTC Canada, and one-half of a warrant to purchase an exchangeable share of SMTC Canada. Each whole warrant will be exercisable into one exchangeable share of SMTC Canada at an exercise price of Cdn. $1.85 per share (approximately U.S. $1.41 based on the exchange rate on February 17, 2004) for a period of 60 months following the Closing Date of the Offering.

Subject to the satisfaction of applicable legal requirements, each exchangeable share of SMTC Canada can be exchanged on a one-for-one basis for one share of the common stock of the Company. Each exchangeable share of SMTC Canada, as nearly as practicable, is intended to be the economic equivalent of a share of common stock of the Company and holders of the exchangeable shares of SMTC Canada are able to exercise essentially the same voting rights with respect to the Company as they would have if they had exchanged their exchangeable shares of SMTC Canada for common stock of the Company. On or after July 27, 2015, subject to certain adjustment and acceleration provisions, SMTC Canada will redeem all of the outstanding exchangeable shares by delivering common shares of the Company on a one-for-one basis.

The exchangeable shares are listed on The Toronto Stock Exchange, and the common shares of the Company are traded on the NASDAQ market. As such the Company will file a Canadian prospectus with the applicable securities regulatory authorities to qualify the issuance and distribution of the units within 90 days of the Closing Date of the Offering and will file a U.S. registration statement to register the underlying common shares within 120 days of the Closing Date of the Offering. In the event that the prospectus is not qualified within 90 days of the Closing Date of the Offering or the U.S. registration statement is not effective within 120 days of the Closing Date of the Offering, each Special Warrant will be exercisable into 1.1 units without payment of additional consideration.

The Company completed the private placement of Special Warrants, which closed into escrow on March 3, 2004. The proceeds of the Offering, net of commissions to the Underwriters and expenses of

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

20.    Subsequent events  (continued):

the Underwriters were placed into escrow pending receipt of shareholder approval. The proceeds from the Offering will be used to repay a portion of the existing debt.

(2)	New secured credit facility:

The Company has signed a letter of intent to enter into a new, 3-year $40,000 revolving credit and term loan facility (the “New Credit Facility”) which is to be used to repay a portion of the existing debt and for future working capital needs. The availability under the New Credit Facility is subject to certain borrowing base conditions based on the eligible inventory and accounts receivable of the Company. The New Credit Facility will be secured by the present and future assets of the Company, and will require the Company to be in compliance with financial covenants during the term of the facility. The initial term of the New Credit Facility is three years, with a one-year renewal period at the option of the lender, at which time the facility would become annually renewable.

(3)	Transactions with the Company’s current lenders:

The Company has signed a binding letter of intent with the current lenders under which the Company will satisfy its debt by:

(i)	payment of $40,000 of the current debt obligation at par;

(ii)	exchanging $10,000 of existing debt into units consisting of one share of common stock of the Company and a fraction of a share purchase warrant at the same price and as the units received upon the exercise of the Special Warrants as described above.

(iii)	converting the remaining debt up to a limit of $27,500 into subordinated debt with maturities ranging from 4 to 5 years, with mandatory prepayments required beginning in fiscal 2005, (the “Amended Credit Facility”). In the unlikely event the remaining debt exceeds this limit, the difference will be repaid at par. The Amended Credit Facility will be secured by liens, second to those of the New Credit Facility covering all present and future assets of the Company, and requires the Company to be in compliance meet certain financial ratios and to comply with certain restrictive covenants. The obligations under the Amended Credit Facility are subordinated to the New Credit Facility.

The proposed transactions are subject to the receipt of all necessary shareholder, regulatory and stock exchange approvals and definitive agreements and other customary conditions. In the event that the recapitalization transactions are not consummated, the net proceeds from the Offering held in escrow will be returned to the purchasers, and the Company will be required to make whole the purchasers for the commissions and other expenses paid to the Underwriters.

(b)    2004 Annual Meeting of Stockholders and approval and closure of recapitalization:

(1)    On May 20, 2004, at the Company’s 2004 Annual Meeting of Stockholders, the stockholders of the Company approved the following items:

(i)	The recapitalization transaction of the Company as discussed in the paragraph (a)(1), (a)(2) and (a)(3) above.

SMTC CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Years ended December 31, 2001, 2002 and 2003

20.    Subsequent events  (continued):

(ii)	An amendment to the Company’s Amended and Restated Certificate of Incorporation (“Charter”) to increase the number of shares of common stock that the Company is authorized to issue from 60,000,000 to 130,000,000.

(iii)	An amendment to the Charter to effect a reverse stock split of one for three, one for four or one for five (the “Reverse Stock Split”). As a result of this amendment, the Company’s Board of Directors has the authority, in its sole discretion, and without action on part of the stockholders, to select one of the approved Reverse Stock Split ratios and effect the approved Reverse Stock Split by filing an amendment with the Delaware Secretary of State on or before December 31, 2004, or to abandon the Reverse Stock Split at any time prior to implementation.

(2)    On May 26, 2004 the Company filed a final Canadian prospectus with the applicable authorities to qualify the issuance and distribution of 33,350,000 units consisting of 33,350,000 exchangeable shares of SMTC Canada and 33,350,000 one-half of one exchangeable share purchase warrants, as described in paragraph (a)(1) above. The net proceeds of Cdn. $ 37,478 from the private placement of equity securities including interest from the Closing Date to June 1, 2004 (net of underwriters expenses and commissions) were released from escrow on June 1, 2004 and was used to repay a portion of existing debt. The Special Warrants were exercised for units on June 2, 2004.

(3)    On June 1, 2004, the Company closed and completed the new secured credit facility and transactions with the Company’s current lenders as described in paragraph (a)(2) and (a)(3) above.

SMTC CORPORATION

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars)

(Unaudited)

	April 4, 2004	December 31, 2003
Assets

Current assets:
Cash	$215	$167
Accounts receivable, net of an allowance for doubtful accounts of $2,084 (December 31, 2003—$2,096)	38,116	41,318
Inventories (note 4)	37,648	31,463
Prepaid expenses	2,156	1,922

	78,135	74,870

Capital assets	29,321	30,805
Other assets	2,466	3,088

	$109,922	$108,763

Liabilities and Shareholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$42,645	$40,565
Accrued liabilities	17,515	18,843
Income taxes payable	481	355
Current portion of long-term debt (note 5)	70,497	70,077
Current portion of capital lease obligations	101	193

	131,239	130,033

Capital lease obligations	35	35

Shareholders’ equity (deficiency):
Capital stock	52,523	55,911
Warrants	1,523	1,523
Loans receivable	(5)	(5)
Additional paid-in capital	177,871	174,483
Deficit	(253,264)	(253,217)

	(21,352)	(21,305)
Future operations (note 1)

	$109,922	$108,763

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Consolidated Statements of Operations

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

(Unaudited)

	Three months ended
	April 4, 2004	March 30, 2003
Revenue	$69,423	$81,501
Cost of sales	62,576	73,555

Gross profit	6,847	7,946
Selling, general and administrative expenses (note 9)	4,307	4,695
Amortization	1,172	972
Restructuring charges (note 9)	—	239

Operating earnings	1,368	2,040
Interest	1,292	1,518

Earnings before income taxes and discontinued operations	76	522
Income tax expense (note 7)	123	189

Earnings (loss) from continuing operations	(47)	333
Loss from discontinued operations (note 10)	—	301

Net earnings (loss)	$(47)	$32

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Consolidated Statements of Operations (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

(Unaudited)

	Three months ended
	April 4, 2004	March 30, 2003
Earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$(0.00)	$0.01
Loss per share from discontinued operations	—	(0.01)

Basic earnings (loss) per share	$(0.00)	$0.00

Diluted earnings (loss) per share	$(0.00)	$0.00

Weighted average number of common shares used in the calculations of earnings (loss) per share (note 6):
Basic	28,689,779	28,689,779
Diluted	28,689,779	29,023,049

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Consolidated Statement of Changes in Shareholders’ Equity (Deficiency)

(Expressed in thousands of U.S. dollars)

Three months ended April 4, 2004

(Unaudited)

	Capital stock	Warrants	Additional paid-in capital	Loans receivable	Deficit	Shareholders’ equity
Balance, December 31, 2003	$55,911	$1,523	$174,483	$(5)	$(253,217)	$(21,305)
Conversion of shares from exchangeable to common stock	(3,388)	—	3,388	—	—	—
Net earnings (loss) for the period	—	—	—	—	(47)	(47)

Balance, April 4, 2004	$52,523	$1,523	$177,871	$(5)	$(253,264)	$(21,352)

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Consolidated Statements of Cash Flows (continued)

(Expressed in thousands of U.S. dollars)

(Unaudited)

	Three months ended
	April 4, 2004	March 30, 2003
Cash provided by (used in):

Operations:
Net earnings (loss)	$(47)	$32
Items not involving cash:
Amortization	1,172	972
Depreciation	1,508	2,552
Deferred income taxes	—	104
Gain on disposition of capital assets	(15)	—
Change in non-cash operating working capital:
Accounts receivable	3,202	3,095
Inventories	(6,185)	(61)
Prepaid expenses	(234)	558
Income taxes recoverable/payable	126	665
Accounts payable	2,080	(2,840)
Accrued liabilities	(1,328)	(3,484)

	279	1,593

Financing:
Increase in long-term debt	420	2,030
Repayment of long-term debt	—	(3,750)
Principal payments on capital lease obligations	(92)	(83)
Deferred financing fees	(550)	—

	(222)	(1,803)

Investments:
Purchase of capital assets	(24)	(53)
Proceeds from sale of capital assets	15	—
Other	—	30

	(9)	(23)

Increase (decrease) in cash	48	(233)
Cash, beginning of period	167	370

Cash, end of period	$215	$137

	Three months ended
	April 4, 2004	March 30, 2003

Supplemental disclosures:
Cash paid during the period:
Income taxes	$63	$144
Interest	1,164	—

See accompanying notes to consolidated financial statements.

SMTC CORPORATION

Notes to Consolidated Financial Statements

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

1.	Future Operations:

The accompanying consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for a reasonable period of time. As a consequence, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

SMTC Corporation (the “Company”) has incurred significant losses in fiscal 2001, 2002 and 2003, including costs associated with the restructuring of its operations resulting in a deficiency in shareholders’ equity at April 4, 2004. The Company’s long-term debt has been classified as a current liability at April 4, 2004 due to the maturity of the debt on October 1, 2004 (note 5), resulting in a significant working capital deficiency as at April 4, 2004. In addition, the Company believes that it is unlikely that it will be in compliance with the existing financial covenants in the current credit agreement in the second quarter of 2004. Should the Company not be able to refinance the debt, subject to reasonable and achievable covenants, the Company expects that it will not be able to satisfy its indebtedness and other obligations. If the Company is unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure the indebtedness. Substantially all of the Company’s assets have been pledged to the lenders as collateral for the Company’s obligations under the senior facility.

On February 17, 2004, the Company announced a proposed recapitalization, as described below. The effect of this recapitalization would be to lower the Company’s overall indebtedness by approximately $37,000, extend the term of the majority of the remaining indebtedness and provide additional liquidity. The proposed transactions are subject to the receipt of all necessary shareholder, regulatory and stock exchange approvals and definitive agreements and other customary conditions. The ability of the Company to continue as a going concern and to realize the carrying value of its assets and discharge its liabilities in the normal course of business is dependent upon the Company being able to refinance its existing debt as described above. However, there can be no assurance that the Company will complete the proposed recapitalization and, accordingly, may not have sufficient working capital to fund future operations.

These consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption were not appropriate. If the going concern basis was not appropriate for these financial statements, then adjustments would be necessary in the carrying value of assets and liabilities, the reported revenue and expenses, and the balance sheet classifications used.

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

1.	Future Operations (continued):

The proposed recapitalization consists of three main components: a private placement of equity securities, a new secured credit facility and a transaction with the Company’s current lenders to repay a portion of and restructure a portion of the Company’s existing debt obligations, as follows:

(a)	Private placement of equity securities:

On March 3, 2004 (the “Closing Date”), the Company completed a private placement, fully underwritten by a syndicate of Canadian investment dealers (the “Underwriters”), of 33,350,000 Special Warrants (each a “Special Warrant” and collectively, the “Special Warrants”) of SMTC Manufacturing Corporation of Canada (“SMTC Canada”), an indirect wholly owned subsidiary of the Company (the “Offering”). Each Special Warrant was issued at a price of Cdn. $1.20 per Special Warrant (approximately U.S. $0.92 per Special Warrant based on the exchange rate on February 17, 2004), resulting in aggregate proceeds of Cdn. $40,020 (approximately U.S. $30,600 based on the exchange rate on February 17, 2004).

Each Special Warrant is exercisable for one unit, consisting of one exchangeable share of SMTC Canada, and one-half of a warrant to purchase an exchangeable share of SMTC Canada. Each whole warrant will be exercisable for one exchangeable share of SMTC Canada at an exercise price of Cdn. $1.85 per share (approximately U.S. $1.41 based on the exchange rate on February 17, 2004) for a period of 60 months following the Closing Date of the Offering.

Subject to the satisfaction of applicable legal requirements, each exchangeable share of SMTC Canada can be exchanged on a one-for-one basis for one share of the common stock of the Company. Each exchangeable share of SMTC Canada, as nearly as practicable, is intended to be the economic equivalent of a share of common stock of the Company and holders of the exchangeable shares of SMTC Canada are able to exercise essentially the same voting rights with respect to the Company as they would have if they had exchanged their exchangeable shares of SMTC Canada for common stock of the Company. On or after July 27, 2015, subject to certain adjustment and acceleration provisions, SMTC Canada will redeem all of the outstanding exchangeable shares by delivering common shares of the Company on a one-for-one basis.

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

1.	Future Operations (continued):

The exchangeable shares are listed on The Toronto Stock Exchange, and the common shares of the Company are traded on the NASDAQ market. As such the Company has filed a preliminary prospectus with the applicable securities regulatory authorities in Canada to qualify the issuance and distribution of the units within 90 days of the Closing Date of the Offering, which has not yet been cleared for final and has filed a U.S. registration statement to register the underlying common shares within 120 days of the Closing Date of the Offering, which has not yet been declared effective. In the event that the prospectus is not qualified within 90 days of the Closing Date of the Offering or the U.S. registration statement is not effective within 120 days of the Closing Date of the Offering, each Special Warrant will be exercisable into 1.1 units without payment of additional consideration.

The Company completed the private placement of Special Warrants, which closed into escrow on March 3, 2004. The proceeds of the Offering, net of commissions to the Underwriters and expenses of the Underwriters were placed into escrow pending receipt of shareholder approval. The proceeds from the Offering will be used to repay a portion of the existing debt.

(b)	New secured credit facility:

The Company has signed a letter of intent to enter into a new, 3-year $40,000 revolving credit and term loan facility (the “New Credit Facility”) which is to be used to repay a portion of the existing debt and for future working capital needs. The availability under the New Credit Facility is subject to certain borrowing base conditions based on the eligible inventory and accounts receivable of the Company. The New Credit Facility will be secured by the present and future assets of the Company, and will require the Company to be in compliance with financial covenants during the term of the facility. The initial term of the New Credit Facility is three years, with a one-year renewal period at the option of the lender, at which time the facility would become annually renewable.

(c)	Transactions with the Company’s current lenders:

The Company has signed a binding letter of intent with the current lenders under which the Company will satisfy its debt by:

(i)	repaying $40,000 of debt at par;

(ii)	exchanging $10,000 of debt for $10,000 of the Company’s common stock and warrants valued on the same terms as the private placement; and

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

1.	Future Operations (continued):

(iii)	converting up to a limit of $27,500, into second lien subordinated debt with maturity ranging from 4 to 5 years. In the unlikely event the remaining debt exceeds this limit, the difference will be repaid at par.

The proposed transactions are subject to the receipt of all necessary shareholder, regulatory and stock exchange approvals and definitive agreements and other customary conditions. In the event the Company’s stockholders do not approve the recapitalization transactions, all of the escrowed funds will be returned to the purchasers of the Special Warrants, and the Company will not be entitled to a refund of the commission and expenses paid to the underwriters.

2.	Basis of presentation:

The Company’s accounting principles are in accordance with accounting principles generally accepted in the United States.

The accompanying unaudited consolidated balance sheet as at April 4, 2004, unaudited consolidated statements of operations for the three month periods ended April 4, 2004 and March 30, 2003, unaudited consolidated statement of changes in shareholders’ equity (deficit) for the three month period ended April 4, 2004, and unaudited consolidated statements of cash flows for the three month periods ended April 4, 2004 and March 30, 2003 have been prepared on substantially the same basis as the annual consolidated financial statements. Management believes the consolidated financial statements reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the Company’s financial position, operating results and cash flows for the periods presented. The results of operations for the three month period ended April 4, 2004 are not necessarily indicative of results to be expected for the entire year. These unaudited interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements and notes thereto for the year ended December 31, 2003.

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

3.	Stock-based compensation:

The Company accounts for stock options issued to employees using the intrinsic value method of Accounting Principles Board Opinion No. 25. Compensation expense is recorded on the date stock options are granted only if the current fair value of the underlying stock exceeds the exercise price. The Company has provided the pro forma disclosures required by Financial Accounting Standards Board (“FASB”) Statement No. 123, Accounting for Stock-Based Compensation (“Statement 123”), as amended by FASB Statement No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“Statement 148”).

The table below sets out the pro forma amounts of net loss per share that would have resulted if the Company had accounted for its employee stock plans under the fair value recognition provisions of Statement 123.

	Three months ended
	April 4, 2004	March 30, 2003
Net earnings (loss) attributable to common shareholders, as reported	$(47)	$32
Stock-based compensation (expense) recovery	25	(349)

Pro forma loss	(22)	(317)

Basic and diluted earnings (loss) per share, as reported	$(0.00)	$0.00
Stock-based compensation (expense) recovery	0.00	(0.01)

Pro forma basic and diluted loss per share	(0.00)	(0.01)

No compensation expense has been recorded in the statement of operations for the quarters ended April 4, 2004 and March 30, 2003.

The estimated fair value of options is calculated at the date of grant, is amortized over the vesting period, on a straight-line basis, and was determined using the Black-Scholes option pricing model with assumptions made as to the risk-free interest rate, dividend yield, expected life and volatility. There were no options granted during the three month periods ended April 4, 2004 and March 30, 2003. During the three months ended April 4, 2004, the Company recorded a recovery of pro-forma stock-based compensation of $25 for unvested stock options that were forfeited during the period.

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

4.	Inventories:

	April 4, 2004	December 31, 2003
Raw materials	$19,299	$16,229
Work in process	6,868	7,037
Finished goods	10,945	7,621
Other	536	576

	$37,648	$31,463

5.	Long-term debt:

During November 2003, the Company and its lending group executed an amendment to the credit agreement with an effective date of November 17, 2003 (the “November 2003 Amendment”), providing for a waiver of certain events of default, if any, arising prior to this date. The Company and its lending group also amended the credit agreement to provide for term loans of $11,942 and $80,000 of revolving credit loans, swing-line loans and letters of credit with an extension of the maturity date of the revolving credit facilities to October 1, 2004, and amendments of certain financial and other covenants based on the Company’s then current business plan. During the amendment period, the facility bears interest at the U.S. base rate plus 0.25% to 2.5%.

The Company is in compliance with the financial covenants of the current credit agreement at April 4, 2004. The Company believes that it is unlikely that it will be in compliance with the existing financial covenants in the current credit agreement in the second quarter of 2004. In the event of non-compliance, the Company’s lenders have the right to demand repayment of all outstanding amounts under the amended credit facility. If the Company were unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure the indebtedness. Substantially all of the Company’s assets have been pledged to the lenders as collateral for the Company’s obligations under the senior credit facility.

The Company’s revolving credit facility matures on October 1, 2004 and, accordingly, as at April 4, 2004, this amount has been classified as a current liability. On February 17, 2004, the Company announced a proposed recapitalization of the Company under which a portion of the debt would be repaid and a portion would be refinanced, as described in note 1. As the proposed transactions are subject to the receipt of shareholder, regulatory and stock exchange approvals and definitive agreements and other customary conditions, the Company will continue to operate under the terms of the current credit agreement until these approvals are received and the conditions are satisfied. Should the Company not be able to refinance the debt prior to

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

5.	Long-term debt (continued):

October 1, 2004, the Company expects that it will be unable to repay the full amount of the debt upon maturity (note 1).

6.	Earnings (loss) per share:

The following table sets forth the calculation of basic and diluted earnings (loss) per share:

	Three months ended
	April 4, 2004	March 30, 2003
Numerator:
Net earnings (loss) from continuing operations	$(47)	$333
Net earnings (loss)	(47)	32

Denominator:
Weighted average shares—basic	28,689,779	28,689,779
Effect of dilutive securities:
Employee stock options	—	7,378
Warrants	—	325,892

Weighted-average shares—diluted	28,689,779	29,023,049

Earnings (loss) per share:
Basic and diluted, from continuing operations	$(0.00)	$0.01
Basic and diluted	$(0.00)	$0.00

For the three months ended April 4, 2004, the calculation of weighted average shares—diluted did not include 912,392 options and 2,199,804 warrants, as the effect would have been anti-dilutive.

7.	Income taxes:

During the quarter ended April 4, 2004, the Company recorded income tax expense of $123 on earnings before income taxes of $76, resulting in an effective tax rate of 162%. The majority of the income tax expense relates to minimum taxes in certain jurisdictions thereby increasing the Company’s effective income tax rate.

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

8.	Segmented information:

The Company derives its revenue from one dominant industry segment, the electronics manufacturing services industry. The Company is operated and managed geographically and has facilities in the United States, Canada and Mexico. The Company monitors the performance of its geographic operating segments based on EBITA (earnings before interest, taxes and amortization) before restructuring charges, discontinued operations and the effects of a change in accounting policies. Discontinued operations relate to the Appleton manufacturing operations, previously included in the results of the United States segment (note 10). Intersegment adjustments reflect intersegment sales that are generally recorded at prices that approximate arm’s-length transactions. Information about the operating segments is as follows:

	Three months ended April 4, 2004			Three months ended March 30, 2003
	Total Revenue	Intersegment revenue	Net External revenue	Total revenue	Intersegment revenue	Net External revenue
United States	$40,773	$(28)	$40,745	$57,720	$(2,179)	$55,541
Canada	32,402	(3,724)	28,678	30,117	(4,925)	25,192
Europe	—	—	—	1,561	(849)	712
Mexico	41,525	(41,525)	—	29,603	(29,547)	56

	$114,700	$(45,277)	$69,423	$119,001	$(37,500)	$81,501

EBITA (before discontinued operations, restructuring charges and the cumulative effect of a change in accounting policy):

United States	$16	$512
Canada	(11)	482
Europe	—	26
Mexico	2,535	2,231

	2,540	3,251
Interest	1,292	1,518
Amortization	1,172	972
Restructuring charges (note 9)	—	239

Earnings (loss) before income taxes, discontinued operations and the cumulative effect of a change in accounting policy	$76	$522

Capital expenditures:
United States	$—	$36
Canada	6	—
Mexico	18	17

	$24	$53

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quanties and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

8.	Segmented information (continued):

The following enterprise-wide information is provided. Geographic revenue information reflects the destination of the product shipped. Long-lived assets information is based on the principal location of the asset.

	Three months ended
	April 4, 2004	March 30, 2003
Geographic revenue:
United States	$52,218	$64,830
Canada	2,982	9,096
Europe	2,730	3,390
Asia	3,275	1,834
Mexico	8,218	2,351

	$69,423	$81,501

	April 4, 2004	December 31, 2003
Long-lived assets:
United States	$11,286	$11,767
Canada	2,350	2,810
Mexico	15,685	16,228

	$29,321	$30,805

The Company manufactures a limited number of products for each customer. If the Company loses any of its largest customers or any product line manufactured for one of its largest customers, it could experience a significant reduction in revenue. Also, the insolvency of one or more of its largest customers or the inability of one or more of its largest customers to pay for its orders could decrease revenue. As many costs and operating expenses are relatively fixed, a reduction in net revenue can decrease profit margins and adversely affect business, financial condition and results of operations.

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

9.	Restructuring and other charges:

The following table details the components of the restructuring and other charges including the write-down of intangible assets:

	Three months ended
	April 4, 2004	March 30, 2003
Severance	—	239

Other charges (adjustments) included in selling, general and administrative expenses	(287)	—

(a)	Restructuring charges:

2001	plan:

During 2001, in response to excess capacity caused by the slowing technology end market, the Company commenced a restructuring program aimed at reducing its cost structure (the “2001 Plan”). Accordingly, the Company recorded restructuring and other charges related to the 2001 Plan of $67,231, consisting of a write-down of goodwill and other intangible assets, the costs associated with exiting or resizing facilities and the write-down of inventory related to the closure of a facility. In addition, the Company recorded other charges of $23,953 related primarily to accounts receivable, inventory and asset impairment charges. During 2003, the Company recorded an additional charge for lease and other contract obligations related to the 2001 Plan of $2,178 due to a revision in the estimate of sub-lease recoveries associated with the facility lease in Monterrey, Mexico. The Company also recorded an adjustment to other facility exit costs of $219 during 2003 related to the 2001 Plan due to the settlement of certain obligations for less than the original estimated amounts.

The following table details the related amounts included in accrued liabilities as at April 4, 2004 relating to the 2001 Plan:

	Accrual at December 31,2003	Cash payments	Accrual at April 4, 2004
Lease and other contract obligations	$2,873	(154)	$2,719

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

9.	Restructuring and other charges (continued):

2002 plan:

In response to the continuing industry economic downturn, the Company took further steps to realign its cost structure and plant capacity (the “2002 Plan”) and announced third and fourth quarter net restructuring charges of $36,900 related to the cost of exiting equipment and facility leases, severance costs asset impairment charges, inventory exposures and other facility exit costs and other charges of $2,135 primarily related to the costs associated with the disengagement of a customer and the continued downturn. During fiscal year 2003, the Company recorded an additional charge for lease and other contract obligations of $326 primarily associated with the idling of equipment leases at the Donegal facility and recorded an adjustment to lease and other contract obligations related to the 2002 Plan of $4,123 for the expected or actual settlement of the amounts, including the Austin facility lease, for less than the originally estimated amounts. Also during fiscal year 2003, the Company recorded severance costs of $2,418 related to the additional severance for the closure or resizing of facilities pursuant to the 2002 Plan, and the change in senior management during the year. Of this amount, $239 was recorded during the first quarter of 2003 and related to severance costs associated with the closure of the Austin facility and the resizing of other facilities. The first quarter severance costs related to 58 plant and operational employees, primarily at the Austin and Mexico facilities. The Company also recorded during 2003 other facility exit costs of $96 related to additional costs incurred associated with the closure of the Charlotte facility. The Company also recorded an adjustment to other facility exit costs of $701 due to the settlement of certain obligations for less than the original estimated amounts.

The following table details the related amounts included in accrued liabilities as at April 4, 2004 in respect of the 2002 Plan:

	Accrual at December 31, 2003	Cash payments	Accrual at April 4, 2004
Lease and other contract obligations	$6,746	$(1,191)	$5,555
Severance	559	(56)	503
Other facility exit costs	333	(28)	305

	$7,638	$(1,275)	$6,363

SMTC CORPORATION

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except share quantities and per share amounts)

Three months ended April 4, 2004 and March 30, 2003

(Unaudited)

9.	Restructuring and other charges (continued):

(b)	Other charges (recoveries):

During the first quarter of 2004 the Company received proceeds of $287 from the sale of an asset previously written off. This amount has been recorded in selling, general and administrative expenses.

10.	Discontinued Operations:

During the third quarter of 2003, the Company sold the manufacturing operations of the Appleton facility for cash proceeds of $3,058 and recorded a loss on disposition of $235. The Appleton facility has historically been included in the results of the United States segment (note 8).

The following information included in discontinued operations relates to the sale of the Appleton manufacturing operations:

	Three months ended
	April 4, 2004	March 30, 2003
Revenue	$—	$4,499

Loss from discontinued operations	$—	$301

11.	Subsequent events: 2004 Annual Meeting of Stockholders and Approval and Closure of Recapitalization

(1)	On May 20, 2004, at the Company’s 2004 Annual Meeting of Stockholders, the stockholders of the Company approved the following items:

(i)	The recapitalization transaction of the Company as discussed in the paragraph 1 (a), (b) and (c) above.

(ii)	An amendment to the Company’s Amended and Restated Certificate of Incorporation (“Charter”) to increase the number of shares of common stock that the Company is authorized to issue from 60,000,000 to 130,000,000.

(iii)	An amendment to the Charter to effect a reverse stock split of one for three, one for four or one for five (the “Reverse Stock Split”). As a result of this amendment, the Company’s Board of Directors has the authority, in its sole discretion, and without action on part of the stockholders, to select one of the approved Reverse Stock Split ratios and effect the approved Reverse Stock Split by filing an amendment with the Delaware Secretary of State on or before December 31, 2004, or to abandon the Reverse Stock Split at any time prior to implementation.

(2)	On May 26, 2004 the Company filed a final Canadian prospectus with the applicable authorities to qualify the issuance and distribution of 33,350,000 units consisting of 33,350,000 exchangeable shares of SMTC Canada and 33,350,000 one-half of one exchangeable share purchase warrants, as described in paragraph 1(a) above. The net proceeds of Cdn. $ 37,478 from the private placement of equity securities including interest from the Closing Date to June 1, 2004 (net of underwriters expenses and commissions) were released from escrow on June 1, 2004 and was used to repay a portion of existing debt. The Special Warrants were exercised for units on June 2, 2004.

(3)	On June 1, 2004, the Company closed and completed the new secured credit facility and transactions with the Company’s current lenders as described in paragraph 1(b) and 1(c) above.

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS

(Expressed in thousands of U.S. dollars)

Reserves for Accounts Receivable	Years ended December 31,
	2001	2002	2003
Balance, beginning of year	(2,368)	(7,258)	(2,097)
Recovery (charge) to expense	(8,218)	61	(431)
Written off	3,328	5,100	432

Balance, end of year	(7,258)	(2,097)	(2,096)

S-1

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits – The following exhibit is filed as part of this Report.

Exhibit Number	Description
23.1	Consent of KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

By:    /s/ Linda Millage

Name: Linda Millage

Title: Principal Financial Officer

Date: June 29, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
23.1	Consent of KPMG LLP.